                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Ryerson Tull, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

Neil S. Novich
Chairman, President and
Chief Executive Officer

                                March 17, 1999

Dear Stockholder:

  Ryerson Tull, Inc. will hold its 1999 Annual Meeting of Stockholders on Wednesday, April 28, 1999 at 10:30 a.m., Chicago time, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois. I hope you will join us.

  At the meeting we will discuss the Company's strategic initiatives and financial performance. In addition, you will have an opportunity to ask questions. The attached notice and proxy statement describe the meeting's agenda.

  I look forward to seeing you on April 28. If you do not expect to attend the meeting, please take a moment now to complete and return the enclosed proxy card in the envelope provided. Whether in person or by proxy, your participation in the annual meeting is important to the Company.

                                  Cordially,

                                  Neil S. Novich
                                  Chairman, President and
                                  Chief Executive Officer

                 2621 West 15th Place, Chicago, Illinois 60608

2621 WEST 15th PLACE
CHICAGO, ILLINOIS 60608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 28, 1999

To Stockholders:

  We will hold the Annual Meeting Stockholders of Ryerson Tull, Inc., a Delaware corporation, at The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, April 28, 1999, beginning at 10:30 a.m., Chicago time, for the purpose of:

  1. Electing directors of the Company;

  2. Electing PricewaterhouseCoopers LLP as the independent public accounting firm to conduct the 1999 audit of the Company's accounts;

  3. Considering and voting upon the Ryerson Tull 1999 Incentive Stock Plan;
     and

  4. Considering any other matter that may properly come before the meeting.

  Holders of voting securities at the close of business on March 9, 1999 are entitled to receive notice of and vote at the Annual Meeting.

  Included with this Notice of the Annual Meeting is a Proxy Statement. Holders of voting securities, whether or not they expect to be at the Annual Meeting, are requested to vote their proxies by signing, dating and returning the enclosed proxy card in the accompanying envelope as soon as possible.

  The Company's 1998 Annual Report, which includes the Company's 1998 financial statements, accompanies this mailing. Additional copies are available upon written request to the Ryerson Tull investor relations department.

                                By order of the Board of Directors,

                                George A. Ranney, Jr.
                                Secretary

March 17, 1999
Chicago, Illinois

                   (formerly Inland Steel Industries, Inc.)
                             2621 WEST 15th PLACE
                            CHICAGO, ILLINOIS 60608

                                PROXY STATEMENT

  The Board of Directors (the "Board") of Ryerson Tull, Inc. (the "Company"), formerly Inland Steel Industries, Inc. ("Inland"), solicits the enclosed proxy for the 1999 Annual Meeting to be held on April 28, 1999.

  Beginning on or about March 17, 1999, the Company will begin to solicit proxies by mail. The Company also may solicit proxies through its directors, officers and regular employees. The Company will pay all costs associated with this proxy solicitation, including a fee of $7,500 plus out-of-pocket expenses for MacKenzie Partners for its assistance. The Company will also reimburse brokers, banks and similar organizations for reasonable charges and expenses they incur in obtaining instructions from the beneficial owners of Company common stock.

  On July 16, 1998, Inland Steel Company ("ISC"), a wholly owned subsidiary of Inland that constituted the steel manufacturing and related operations segment of Inland's consolidated operations, merged into a subsidiary of Ispat International, N.V. ("Ispat") pursuant to an agreement and plan of merger dated as of May 27, 1998 and became a wholly owned subsidiary of Ispat (the "ISC/Ispat Transaction").

  On February 25, 1999, Ryerson Tull, Inc. ("Pre-Merger Ryerson Tull"), a majority-owned subsidiary of Inland, merged with RT Merger Sub, Inc., and became a wholly owned subsidiary of Inland, pursuant to an agreement and plan of merger dated as of October 27, 1998, and each share of Pre-Merger Ryerson Tull Class A common stock was converted into 0.61 shares of Inland common stock. Pre-Merger Ryerson Tull then merged with Inland and Inland changed its name to "Ryerson Tull, Inc." These mergers are together referred to as the "RT Merger."

  The Company's voting securities outstanding on March 9, 1999, consisted of 25,003,236 shares of common stock with one vote per share and 82,149 shares of Series A $2.40 Cumulative Convertible Preferred Stock with one vote per share. With respect to the matters expected to be voted upon at the Annual Meeting, all voting securities vote together without regard to class.

  If you sign, date and return the enclosed proxy by mail your shares will be voted as you direct. If you do not give any voting instructions your shares will be voted FOR the Board's nominees, FOR the election of PricewaterhouseCoopers LLP as auditors and FOR the Ryerson Tull 1999 Incentive Stock Plan (the "Incentive Stock Plan"), and in the discretion of the proxies on any other matters that may come before the meeting. You may revoke your proxy: (1) by submitting a revocation letter dated subsequent to the proxy,
(2) by delivering a second signed proxy dated later than the first signed proxy, or (3) by attending the Annual Meeting and voting in person or by proxy.

  If you are in the Shareholder Investment Service's dividend reinvestment program, shares credited to your account in that program will be voted only if and in the same manner as you vote your stock held of record. If you are not a stockholder of record, Harris Trust and Savings Bank, as custodian, will vote your shares only as you instruct. If you are in the Ryerson Tull Savings Plan or Inland Steel Company Savings Plan, shares credited to your account in the plan will be voted as you direct, but any direction (or any revocation of a prior direction) must be received by LaSalle National Bank, as Trustee for the ESOP Trust, by 5:00 p.m., Chicago time, on April 27, 1999. Shares in the ESOP Trust for which no direction is received by that time will be voted in the same proportion as the shares in the ESOP Trust for which directions are timely received.

  Proxies, consents, ballots and voting materials that identify the vote of specific holders are confidential, except in a contested proxy or consent solicitation or as otherwise required by law. They are returned to the tabulator and are available to the inspectors of election to enable them to certify the results of the vote. Harris Trust and Savings Bank will act as the tabulator, and officers or employees of the Harris Bank will serve as inspectors of election.

  The Company welcomes comments from holders of voting securities. Comments written on or accompanying proxy cards will be provided to the Company without indication of the vote of the holder of the voting securities unless the vote is included in the comment or is necessary to understand the comment.

                             ELECTION OF DIRECTORS

  Following the Annual Meeting, the Board will consist of eight directors. All directors are elected by a plurality of the votes cast at the Annual Meeting. The outcome of the election is not affected by holders of voting securities who abstain from voting or withhold authority to vote in the election, or by broker non-votes. If any nominee should become unavailable for election, an event that is not anticipated, proxies may be voted for the election of another person or persons designated by the Board, unless the Board has taken prior action to reduce its membership. The directors elected at the 1999 Annual Meeting will serve a one-year term, expiring at the 2000 Annual Meeting, and until their successors are duly elected and qualified.

Nominees for Election

  The nominees for election to the Board are described in brief biographies below. The period of service as a director of the Company shown for each nominee includes the period during which he or she served as a director of ISC before Inland became a holding company for ISC and its subsidiaries. The Board held ten meetings during 1998. All incumbent directors attended at least 75% of the combined total number of meetings of the Board and committees on which they served. All nominees for the 1999 Board are presently serving as directors of the Company. Mr. Jean-Pierre Rosso, currently a director of the Company, is not seeking re-election to the Board. Mr. Donald S. Perkins, currently a director of the Company and a director of the Company and its predecessor from 1967 to 1997, is retiring from the Board pursuant to the Company's retirement policy for directors.

            Jameson A. Baxter
                         Director of Pre-Merger Ryerson Tull since January 1999
                                    Director of the Company since February 1999

            Ms. Baxter, age 55, has been President of Baxter Associates, Inc., a management consulting and private investments firm, since 1986. She also was Vice President and Principal of Regency Group, Inc., an investment banking firm, from 1989 to 1992. She served as Vice President of The First Boston Corporation, an investment banking firm, from 1975 to 1986, and held various other positions at The First Boston Corporation from 1965 to 1975. She is a member of the Compensation and Nominating and Governance Committees. She is a director of Avondale Financial Corp., Banta Corporation and The Putnam Funds.

            Richard G. Cline     Director of Pre-Merger Ryerson Tull since 1996
                                    Director of the Company since February 1999

            Mr. Cline, age 64, has been Chairman of Hussmann International, Inc., a manufacturer and service provider of merchandising and refrigeration systems for the commercial food industry, since January 1998. He is also Chairman of Hawthorne Investors, Inc., a private management advisory services and investment firm, which he founded in 1996. He served as Chairman of the Board of NICOR, Inc., a diversified holding company with subsidiaries engaged in natural gas distribution and containerized liner shipping, from 1986 to December 1995, as its Chief Executive Officer from 1986 to May 1995, and as its President and Chief Operating Officer from 1985 to 1988 and from 1990 to 1994. For the previous 22 years, he was an executive of Jewel Companies, Inc., becoming Chairman, President and Chief Executive Officer in 1984. He is Chairman of the Company's Audit Committee and a member of its Nominating and Governance Committee. Mr. Cline also is a director of Kmart Corporation and Whitman Corporation and a trustee of Northern Institutional Funds, a registered investment company managed by The Northern Trust Company and The Northern Trust Qualitative Investment Advisors, Inc., and is a past chairman of the Federal Reserve Bank of Chicago.

            Gary L. Crittenden      Director of the Company since February 1999

            Mr. Crittenden, age 45, has been Senior Vice President and Chief Financial Officer of Monsanto Company, a worldwide manufacturer and seller of diversified lines of agricultural products, nutrition and consumer products, pharmaceuticals and other products, since 1998. He was Executive Vice President and Chief Financial Officer of Sears, Roebuck and Co., a multi-line retailer, from 1997 to 1998. He was also President of the Sears Hardware division in 1997 and Executive Vice President, Strategy and Business Development of Sears, Roebuck and Co. from 1996 to 1997. He was Senior Vice President and Chief Financial Officer of Melville Corporation, a specialty retailer, from 1994 to 1996 and Executive Vice President and Chief Financial Officer of Filene's Basement, an off-price specialty chain of stores, from 1991 to 1994. He is a member of the Company's Compensation and Nominating and Governance Committees.

            James A. Henderson   Director of Pre-Merger Ryerson Tull since 1996
                                             Director of the Company since 1978

            Mr. Henderson, age 64, is Chairman and Chief Executive Officer of Cummins Engine Company, Inc., a manufacturer of diesel engines. Mr. Henderson joined Cummins in 1964, was elected Executive Vice President in 1971, Executive Vice President and Chief Operating Officer in 1975, President and Chief Operating Officer in 1977, and President and Chief Executive Officer in 1994, and assumed his present position in 1995. He is a member of the Company's Audit and Nominating and Governance Committees. Mr. Henderson is also a director of Cummins Engine Company, Inc., Ameritech Corporation, Rohm and Haas Company and International Paper Co.

            Gregory P. Josefowicz   Director of the Company since February 1999

            Mr. Josefowicz, age 46, has been Chief Executive Officer of the Jewel-Osco division of American Stores Company, which operates food and drug stores in the greater Chicago, Illinois and Milwaukee, Wisconsin areas, since 1997. Mr. Josefowicz joined Jewel-Osco in 1974, and was elected Senior Vice President of Marketing and Advertising in 1993. He is a member of the Company's Audit and Nominating and Governance Committees.

            Neil S. Novich       Director of Pre-Merger Ryerson Tull since 1994
                                    Director of the Company since February 1999

            Neil S. Novich, age 44, has been President, Chief Executive Officer and Chief Operating Officer of the Company since February 1999, President of Joseph T. Ryerson & Son, Inc. ("Ryerson") and Chairman of J. M. Tull Metals Company, Inc., subsidiaries of the Company, since June 1994. Mr. Novich was President, Chief Executive Officer and Chief Operating Officer of Pre-Merger Ryerson Tull from 1994 to February 1999. He served as Chairman of Ryerson from June 1994 to April 1995 and since June 1996. He was a Senior Vice President of Inland from January 1995 to May 1996 and a Vice President of Inland from June 1994 to January 1995. Prior to joining Inland in 1994, Mr. Novich led the Distribution and Logistics Practice at Bain & Company, an international management consulting firm.

            Jerry K. Pearlman    Director of Pre-Merger Ryerson Tull since 1996
                                    Director of the Company since February 1999

            Mr. Pearlman, age 59, was Chairman of Zenith Electronics Corporation, a manufacturer of consumer electronics and cable television products, prior to his retirement in November 1995. He was also Chief Executive Officer from 1983 through April 1995. He is Chairman of the Company's Compensation Committee and a member of its Nominating and Governance Committee. Mr. Pearlman is also a director of Smurfit Stone Container Corporation and Royal Packaging Industries Van Leer, N.V.
                           [Photo of Jerry Pearlman]

            Ronald L. Thompson   Director of Pre-Merger Ryerson Tull since 1996
                                    Director of the Company since February 1999

            Mr. Thompson, age 49, has been the Chairman of the Board, Chief Executive Officer and President of Midwest Stamping Co., a metal-stamping and assembly firm serving principally the automotive original equipment industry, since 1994. Prior to joining Midwest Stamping, he was Chairman of the Board and President of The GR Group, Inc., a diversified holding company with interests in manufacturing and service activities, from 1980 to 1993. He is a member of the Company's Audit and Nominating and Governance Committees. Mr. Thompson also is a director of Illinois Power Company, Illinova Corporation and the Teachers Insurance and Annuity Association.
                          [Photo of Ronald Thompson]

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The standing committees of the Board include the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The members of these committees, none of whom is an employee of the Company or any of its subsidiaries, are identified above.

  Audit Committee--The Audit Committee nominates an independent auditing firm to be considered at the annual meeting, reviews the proposed scope and results of the annual audit and recommendations of the independent auditors, and approves all non-audit services performed by the auditors and the auditors' compensation. The Audit Committee also reviews registration statements and the financial review section of the Company's annual report to stockholders, Form 10-K and Forms 10-Q; the Company's system of internal accounting and operating controls; and the performance of its internal auditors; and monitors compliance with the Company's Code of Business Conduct. The Audit Committee held three meetings in 1998.

  Compensation Committee--The Compensation Committee makes recommendations to the Board of Directors about the salaries of the officers of the Company and the establishment or modification of executive compensation plans and programs, approves the salary of the president of each of the Company's major wholly owned subsidiaries and administers the Ryerson Tull Annual Incentive Plan and incentive stock plans. The Report of the Compensation Committee of the Board of Directors Regarding Executive Compensation is included below. The Compensation Committee held five meetings in 1998.

  Nominating and Governance Committee--The Nominating and Governance Committee prepares and maintains a list of qualified candidates to fill vacancies on the Board of Directors and recommends to the Board of Directors candidates to fill any such vacancies; recommends to the Board a slate of candidates for election as directors at the annual meeting; monitors corporate governance issues; recommends to the Board policies and procedures for effective corporate governance and assures compliance with adopted policies and procedures; and recommends the compensation to be paid to non-employee directors. The Nominating and Governance Committee held one meeting in 1998.

  The Nominating and Governance Committee will consider qualified candidates recommended by the holders of voting securities as nominees for election at the annual meeting. To be considered by the Committee as a nominee for election at the 2000 Annual Meeting, the name of the candidate and a written description of his or her qualifications must be received by the Secretary of the Company by January 27, 2000. The By-laws of the Company provide a formal procedure, including an advance notice requirement, for holders of voting securities who intend to nominate persons for election as directors at the annual meetings.

                           COMPENSATION OF DIRECTORS

  Pursuant to the terms of the Company's Directors' Compensation Plan, each director who is not an employee of the Company or any of its affiliates ("Non-employee Directors") will receive an annual retainer of $40,000. Normally, the Company will pay half of the retainer in shares of its common stock and half in cash. However, directors may elect to receive all or any part of the cash portion of their retainer in whole shares of common stock.

  The Company pays the cash portion of the retainer quarterly for service during the quarter. If a Non-employee Director serves for a fraction of a quarter, the cash portion for that quarter is prorated in whole months. The Company pays the stock portion of the retainer as restricted stock issued at the beginning of the director's term. Over the director's term, the restricted stock vests in quarterly increments. Directors are also entitled to any dividends which accrue on the restricted stock. In addition, directors receive $1,000 for attending a special Board meeting and a special committee meeting not held in conjunction with a regular or special Board meeting. The Company does not pay fees to directors for attending other committee meetings. A Non-employee Director who serves as chairman of a standing committee of the Board will receive an additional annual retainer of $4,000.

  The Directors' Compensation Plan allows directors to elect to defer payment of all or any portion of the retainers and fees which will become due over the course of the year. Directors must make this election prior to January 1 of each year. However, if a director is appointed or elected during a calendar year, that director may make a deferral election within 30 days after becoming a director. The Company will distribute deferred amounts in a lump sum or in installments of cash or whole shares of common stock, at the election of the director at the time of the deferral. Interest on cash deferrals will be credited at the prime rate in effect from time to time at Bank One Corporation (or its successor). Stock deferrals will be credited with dividends paid on shares of common stock from time to time. The Company has reserved a total of 61,000 shares of common stock for issuance under the Directors' Compensation Plan, subject to adjustment for certain corporate transactions affecting the number or type of outstanding shares.

  The Ryerson Tull Directors' 1999 Stock Option Plan (the "Directors' Option Plan") provides that each person who is a Non-employee Director as of the close of each annual meeting, beginning with the 1999 Annual Meeting, will be awarded a stock option having a value of $20,000 (based on the Black-Scholes option pricing model) and an exercise price equal to the fair market value of the Company's common stock on the date of grant. Individuals who become Non-employee Directors other than at an annual meeting are awarded stock options at the time of their election or appointment as a Non-employee Director having a value that is prorated to reflect a partial year's service. The options awarded under the Directors' Option Plan may not be exercisable prior to the day after the six-month anniversary of the grant date and expire no later than 10 years after the date of grant. A total of 300,000 shares of the Company's common stock are reserved for issuance under the Directors' Option Plan.

  The Company also pays the premiums on a business accident insurance policy insuring each Non-employee Director for up to $500,000.

  The Company terminated its Deferred Phantom Stock Unit Plan for Non-employee Directors effective upon the RT Merger, at which time it paid in a lump sum payment all benefits or amounts due or payable under that plan and under its former director retirement plan, which had been terminated in January 1996. The Deferred Phantom Stock Unit Plan was established for Non-employee Directors who, on January 1, 1996, had not served on the Board for ten years. Under the plan, participants were credited with 1,000 phantom stock units (with common stock dividends credited as additional phantom stock units) at each of the first ten consecutive annual meetings at which he or she was elected as a director, beginning in 1996. Each Non-employee Director who served on the Board on or before October 1, 1995 was credited with phantom stock units until the participant reached his or her ninth anniversary as a director. Each participant vested in the benefits under this plan on the effective date of the RT Merger and received these benefits in cash as a lump sum. At termination, the cash value of each phantom stock unit equaled $30.00 per share of Company common stock--the price at which the Company purchased shares of Company common stock on August 24, 1998 in a Dutch auction tender offer.

  Prior to the RT Merger, Non-employee Directors received an annual retainer of $35,000, of which $11,000 was paid in shares of the Company's common stock. In addition, the Company paid each Non-employee Director an annual fee of $3,000 for each standing committee of the Board on which he or she served, and an additional annual fee of $5,000 for each standing committee that he or she chaired. Directors could elect to defer payment of their fees until the end of their Board service under the Deferred Compensation Plan for Directors. Interest on the cash portion of any deferred fees accrued at a specified prime rate. Amounts equal to the dividends that would have been paid on the stock portion of any deferred fees were credited to the applicable director's account and converted into additional deferred shares. This plan has been terminated as of the RT Merger and all amounts credited to any director under this plan will be paid to such director in five annual lump sum cash payments with interest. Any deferred shares credited under the plan were valued at $30.00 per share.

  In January 1996, the Company terminated its director retirement plan. Benefits accrued under the plan by non-employee directors with one or more years of service on January 1, 1996 were payable at the later of a director's termination of Board Service or reaching age 65. Under the terminated plan, the annual benefits equaled the annual Board retainer in effect at the last Board meeting attended by that director. The Company paid all accrued benefits in cash as a lump sum on the RT Merger.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table presents, as of March 1, 1999, the shares of Company common stock beneficially owned by each of the directors of the Company, each of the other named executive officers of the Company and the directors and executive officers of the Company as a group. Except as indicated otherwise, the beneficial owners have sole voting and investment power for these securities. Company common stock includes preferred stock purchase rights. No directors or executive officers beneficially owned any Series A Preferred Stock.

                                                   Number of Shares
                                                     or Amount of      Percent of
Name and Address of Beneficial Owner             Securities Owned(/1/)   Class
------------------------------------             --------------------- ----------
Directors
 Jameson A. Baxter.............................           1,572            *
 Richard G. Cline..............................           4,438            *
 Gary L. Crittenden............................             429            *
 James A. Henderson............................           6,022            *
 Gregory P. Josefowicz.........................             429            *
 Neil S. Novich................................         131,532           0.5
 Jerry K. Pearlman.............................          12,898            *
 Ronald L. Thompson............................           6,508            *
Named Executive Officers
 Robert J. Darnall(/2/)........................         146,102(/3/)      0.6
 George A. Ranney, Jr..........................          58,107            *
 Jay M. Gratz..................................         105,767            *
 Stephen E. Makarewicz.........................          49,998            *
 Gary L. Niederpruem...........................          46,675            *
All Directors and Executive Officers as a Group
 ..............................................         791,761           3.2

--------
(1) Includes shares credited to individual accounts in the Ryerson Tull Savings Plan; shares that the following have the right to acquire under options exercisable within 60 days after March 1, 1999: Mr. Novich-- 121,596, Mr. Darnall--48,000, Mr. Ranney--48,000, Mr. Gratz--87,800, Mr.
    Makarewicz--45,075, Mr. Niederpruem--42,130, and all directors and executive officers as a group--564,430; shares held under restricted awards, as follows: Mr. Novich--3,050, Mr. Gratz--891, Mr. Makarewicz-- 915, Mr. Niederpruem--915, and all directors and executive officers as a group--10,046; and shares payable or deferred under the Ryerson Tull Directors' Compensation Plan which are subject to forfeiture, as follows:
    Ms. Baxter--572, Mr. Cline--233, Mr. Henderson--233, Mr. Pearlman--233, Mr. Thompson--233, and all directors as a group--2,595.
(2) Resigned as a Chief Executive Officer and President of Inland on November 1, 1998 and resigned as Chairman of the Board on February 25, 1999.
(3) Includes 610 shares held by Mrs. Darnall.
*  Less than 0.5%

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

  The following table sets forth, as of December 31, 1998, the only holders known to the Company to beneficially own more than 5% of its common stock.

                                          Number of Shares
                                            or Amount of     Percent of
   Name and Address of Beneficial Owner   Securities Owned     Class
   ------------------------------------   ----------------   ----------
   Sanford C. Bernstein & Co., Inc.          1,787,968(/1/)     8.2%
   767 Fifth Avenue
   New York, NY 10153
   FMR Corp.                                 3,189,161(/2/)    14.7%
   82 Devonshire Street
   Boston, MA 02109
   Morgan Stanley Dean Witter & Co.          2,178,478(/3/)    10.0%
   1585 Broadway
   New York, NY 10036
   Northern Trust Corporation                1,107,153(/4/)     5.1%
   50 South LaSalle Street
   Chicago, IL 60675
   Donald Smith & Co., Inc.                  1,247,694(/5/)     5.7%
   East 80 Route 4
   Paramus, NJ 07652

--------
(1) Reported sole voting power as to 638,886 shares, shared voting power as to 13,223 shares and sole dispositive power as to 1,787,968 shares.
(2) FMR Corp., on behalf of itself, Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Value Fund, reported sole voting power as to 180,611 shares and sole dispositive power as to 3,189,161 shares.
(3) Morgan Stanley Dean Witter & Co. on behalf of itself, Miller Anderson & Sherrerd, LLP and MAS Funds Value Portfolio, reported shared voting power as to 1,844,078 shares and shared dispositive power as to 2,178,478 shares.
(4) Northern Trust Corporation, on behalf of itself and its subsidiaries The Northern Trust Company, Northern Trust Quantitative Advisors, Inc. and Northern Trust Bank of Florida N.A., reported sole voting power as to 1,075,887 shares, shared voting power as to 31,066 shares and sole dispositive power as to 1,080,053 shares.
(5) Reported sole voting and dispositive power as to 1,247,694 shares.

  Certain persons were also known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Series A $2.40 Cumulative Convertible Preferred Stock. Such shares vote together with the Company's common stock, as a single class, on each matter being submitted to holders of the Company's voting securities, and none of the owners of the Series A Preferred Stock own shares of Series A Preferred Stock having more than 1% of the combined voting power of the Company's outstanding voting securities.

             REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                  DIRECTORS REGARDING EXECUTIVE COMPENSATION

  The Company's executive compensation programs are designed to attract and retain outstanding individuals as officers and key employees by rewarding such individuals based on their personal performance and on the financial performance of the Company and its business units. The compensation system also is designed to align the incentives of executive officers with the interests of stockholders.

  The Company's Compensation Committee (and predecessor committees described below) consist of independent non-employee directors, none of whom is or has been an employee of Pre-Merger Ryerson Tull or the Company or any of the Company's subsidiaries. Prior to February 25, 1999, Inland's executive compensation programs were administered by the Compensation Committee of the Inland Board of Directors, which consisted of Jean-Pierre Rosso, Chairman, Joshua E. Smith and Arnold R. Weber (the "Inland Committee"). Prior to February 25, 1999, Pre-Merger Ryerson Tull's programs were administered by the Compensation Committee of the Pre-Merger Ryerson Tull Board of Directors, which consisted of Jerry K. Pearlman, Chairman, Jameson A. Baxter, Donald S. Perkins and Jean-Pierre Rosso. These individuals and Gary L. Crittenden now comprise the Company's Compensation Committee (the "Ryerson Tull Committee").

The Inland Committee

  The Inland Committee determined the compensation of Messrs. Darnall, Ranney and (for the period through November 30, 1998) Gratz. The Company paid that compensation and Pre-Merger Ryerson Tull reimbursed the Company for a portion of that compensation.

  The Inland Committee periodically met with outside compensation consultants for assistance regarding the Company's executive compensation program. The outside consultants provided advice on the competitiveness of the Company's executive compensation, including comparisons between the Company's compensation program and those of similarly sized industrial manufacturing companies. The Inland Committee also considered the compensation practices of steel manufacturing companies, including those in the S&P Steel Index and other metals companies.

  Prior to the RT Merger, the design of the Company's executive compensation programs increasingly emphasized pay-for-performance and stockholder value, with the goal of linking compensation to total stockholder return and financial performance of the Company by placing a significant portion of an executive's compensation at risk. The Company intended both overall executive compensation and base salary to be equivalent to such compensation at the 50th percentile of comparable positions in the comparison group of companies.

  Messrs. Darnall and Ranney met regularly with the Inland Committee. In addition, all of the outside directors conducted an annual review of the financial, operating and organizational goals established by Mr. Darnall for the Company for the year and an evaluation of Mr. Darnall's and Mr. Ranney's performance as it related to the Company's achievement of the previous year's goals. The results of these meetings were an important element in compensation decisions made by the Inland Committee and the Board, both with respect to Messrs. Darnall and Ranney and with respect to the other officers of the Company.

  The compensation program had three elements--base salary, short-term incentive compensation and long-term incentive compensation.

  Approximately half of a senior executive's total target compensation opportunity, consisting of short-term and long-term incentive compensation, was contingent on meeting annual financial targets, including operating profit and total stockholder return. This target compensation was variable and fluctuated significantly from year to year. Short-term incentive compensation tied cash bonuses to financial performance objectives based on operating profit established annually by the Inland Committee. Long-term incentive compensation programs focused on encouraging stock ownership by executives by offering opportunities to acquire stock by meeting annual financial and strategic objectives, to tie executives' personal net worth to stock value, primarily through the use of performance awards payable in stock. In previous years, the Inland Committee utilized restricted stock and stock options in its long-term incentive compensation plan, which awards are disclosed in this proxy statement. By emphasizing these aspects of compensation, the Company could continue to attract and retain talented executive and key employees, even in times of economic difficulties in the steel industry in general and for the Company specifically, while creating strong financial incentives for executives to increase stockholder value and achieve strategic Company goals.

  In February 1998, the base salaries of Messrs. Darnall and Ranney were increased to $720,000 and $330,000 respectively, in recognition of their leadership in developing and achieving strategic alternatives for the Company. Short-term incentive compensation for 1998 was paid to Messrs. Darnall, Ranney and (through November 30, 1998) Gratz in the amounts of $447,182, $138,900 and $129,300, respectively, under the Inland Annual Incentive Plan. The Plan provided for cash awards based on a specified percentage of a participant's salary earnings and the extent to which corporate and business unit return on operating assets targets were met. In 1998, Inland achieved 84.2% of the target level of return on operating assets established for Inland.
In addition, each of Messrs. Darnall, Ranney and Gratz received a bonus in the amount of $250,000 in recognition of his contribution to the Company's successful completion of its tender offer and its preparation for the RT Merger, and supplemental performance bonuses were paid to each of Messrs. Ranney and Gratz in the amount of $30,000 in recognition of his contribution to the Company's overall performance. These amounts are all included under the "Bonus" column in the "Summary Compensation Table."

  In 1998, long-term incentive compensation grants and awards were made by the Inland Committee to Messrs. Darnall, Ranney and Gratz under the Inland 1995 Incentive Stock Plan. Grants and awards under the plan may consist of stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations thereof. Under the plan, stock options and stock appreciation rights may be granted at not less than the fair market value of Company common stock on the date of grant and are generally exercisable for a period not exceeding ten years. The Inland Committee made no restricted stock, stock appreciation rights or performance awards to named executive officers in 1998, but made option grants in recognition of outstanding individual performance in achieving the Company's strategic goals. The Inland Committee granted option awards totaling 165,000 shares to named executive officers of the Company, including the following awards: Mr. Darnall, 60,000 shares; Mr. Gratz, 80,000 shares; and Mr. Ranney, 25,000 shares.

  In January 1998, the Inland Committee recommended and the Board approved an increase in the level of severance benefits available to Messrs. Darnall, Ranney and Gratz under their change in control agreements from two times their annual pay and benefits to three times their annual pay and benefits. The Inland Committee determined that the increase was appropriate in each case to reinforce and encourage the continued dedication of these executives without distraction in the face of the possibility of a change in control and was consistent with competitive practices. The ISC/Ispat Transaction on July 16, 1998 constituted a change in control for purposes of the agreements, and each of Messrs. Darnall, Ranney and Gratz was entitled to severance benefits in accordance with each individual's change in control agreement upon a termination of employment by the Company other than for cause or resignation by the executive for "Good Reason." After such transaction but prior to their resignation, Mr. Darnall's agreement and Mr. Ranney's agreement were further amended to provide that a resignation would be treated as a resignation for "Good Reason" and each of them agreed to a reduction in the amount of his severance benefits to an amount which would not constitute excess parachute payments for federal income tax purposes and to include an agreement not to compete. The Inland Committee determined that, due to the change in Mr. Gratz's responsibilities arising out of the sale of ISC, Mr. Gratz was entitled to resign his employment and receive severance benefits in accordance with his change in control agreement. In order to induce Mr. Gratz to continue in the employ of Pre-Merger Ryerson Tull, the Inland Committee authorized an amendment to Mr. Gratz's agreement pursuant to which he would be paid a portion of the amount to which he would otherwise be entitled if he had resigned and would be entitled to additional compensation contingent upon his continuing in the employ of the post-merger Company.

  Effective on the date of the closing of the ISC/Ispat Transaction, the Inland Committee also vested all options and restricted stock then outstanding under the Inland 1995 Incentive Stock Plan, accelerated payment of shares under the 1998 portion of performance awards made in 1997 to officers and key employees (including payments of 24,750, 8,250 and 9,900 shares respectively to Messrs. Darnall, Ranney and Gratz), terminated the performance awards as to future performance periods and extended the option exercise period to up to one year after resigning from the Company (five years in the case of retirement), but not beyond the original ten-year-term option expiration date.

                                     Inland Committee
                                          Jean-Pierre Rosso, Chairman
                                          Joshua Smith
                                          Arnold R. Weber

The Ryerson Tull Committee

  The compensation of Messrs. Gratz (after November 30, 1998), Novich, Niederpruem and Makarewicz is determined by the Ryerson Tull Committee.

  The Ryerson Tull Committee consults with outside compensation experts for assistance with executive compensation programs. The Ryerson Tull Committee intends to offer total compensation opportunities competitive with those offered by comparable companies and compares its compensation opportunities to other metal service center companies. However, because most metal service companies are not publicly owned, because public information for those publicly owned metal service center companies shows that few have long-term incentive programs, and because no metal service center company has revenues comparable to the revenues of Pre-Merger Ryerson Tull or the Company, the Ryerson Tull Committee also compares the Company's compensation opportunities to those offered by select general distribution, industrial and service companies of comparable sales, assets and employees. The Ryerson Tull Committee intends each of total compensation and base salary to be equivalent to the median of such compensation component in the comparison group of companies.

  Mr. Novich, as Chief Executive Officer of Pre-Merger Ryerson Tull and, since the RT Merger, the Company, meets regularly with the Ryerson Tull Committee and with the non-management directors. These meetings include an annual review by all of the outside directors of the chief executive officer's financial, operating and organizational goals and an evaluation of Mr. Novich's performance as it relates to achievement of the prior year's goals. The results of that evaluation are an important element in compensation decisions made by the Ryerson Tull Committee, the Pre-Merger Ryerson Tull Board of Directors and the Board, both with respect to the chief executive officer and with respect to the other executive officers.

  The Ryerson Tull Committee reviews the base salary compensation of executive officers annually, reviews comparable positions in the comparison group of companies, and then makes recommendations to the Board. Generally, base compensation represents approximately one-half of the total target compensation opportunity for executive officers. The remainder of such total target compensation consists of short-term and long-term incentive compensation and is variable, fluctuating from year to year depending on individual performance, business unit performance, corporate performance, and industry performance. In February 1998, the base salary of Mr. Novich was increased to $445,000 in recognition of his operational improvements and management skill at Pre-Merger Ryerson Tull.

  Short-term incentive compensation was payable to Mr. Gratz (for the portion of the year after November 30, 1998) and Messrs. Novich, Niederpruem and Makarewicz under the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan and is included in the amount set forth under the "Bonus" column of the "Summary Compensation Table." This plan provides for cash awards based on a specified percentage of a participant's salary earnings and the extent to which corporate and (or) business unit performance standards are achieved for the year. In 1998, all but two business units of Ryerson Tull achieved each of the threshold levels of return on operating assets and revenue growth established for such units. The Ryerson Tull Committee computed the award payments to Mr. Gratz (for the portion of the year after November 30, 1998) and to Mr. Novich based upon the 1998 return on operating assets and revenue growth achieved by Pre-Merger Ryerson Tull overall. The award payments to Messrs. Makarewicz and Niederpruem were computed based upon the 1998 return on operating assets achieved by their respective business units.

  Grants and awards made in 1998 by the Ryerson Tull Committee under the Ryerson Tull 1996 Incentive Stock Plan were intended to provide executive officers not only with additional incentives for outstanding individual performance but also with an opportunity to acquire an ownership stake in Pre-Merger Ryerson Tull and thereby more closely align their interests with those of the stockholders. Forms of awards under this plan are substantially similar to these discussed above for the Inland 1995 Incentive Stock Plan. On the date of the RT Merger, all outstanding stock awards, grants and options under the Ryerson Tull 1996 Incentive Stock Plan were replaced by stock awards, grants and options for Company common stock at a ratio of 0.61 shares of Company common stock for each share of Pre-Merger Ryerson Tull Class A common stock. The exercise price of each option and SAR under this Plan was adjusted to equal its pre-conversion price divided by 0.61. Converted awards, grants and options continue to be governed by the terms of the Ryerson Tull 1996 Incentive Stock Plan.

  The Ryerson Tull Committee established new stock awards after review of a compensation analysis for officer positions of Pre-Merger Ryerson Tull, based on a comparative company survey of compensation practices at the comparison group of companies and a summary of executive compensation issues prepared by Pre-Merger Ryerson Tull's outside executive compensation consultants. These awards were intended to provide incentives to improve stockholder value, to encourage executive retention and to remain competitive in executive recruitment. The Ryerson Tull Committee granted to named executive officers option awards totaling 117,000 shares during 1998 payable in Pre-Merger Ryerson Tull Class A common stock, including the following awards: Mr. Novich, 60,000 shares; Mr. Niederpruem, 30,000 shares; and Mr. Makarewicz, 27,000 shares; and granted to Mr. Novich an award of 90,000 stock appreciation rights in Pre-Merger Ryerson Tull Class A common stock payable in cash or payable in shares under limited circumstances. The Ryerson Tull Committee made no restricted stock awards or performance awards to named executive officers in 1998. Pursuant to a 1997 performance award to Mr. Niederpruem for 2,000 shares payable over two years, 750 shares were paid out for the performance period ended December 31, 1997 and 200 shares for the performance period ended December 31, 1998. The Ryerson Tull Committee accelerated the vesting of a restricted stock award for 3,654 shares of Pre-Merger Ryerson Tull Class A common stock made to Mr. Darnall in 1996 to the date of the RT Merger.

  In 1993, Section 162(m) was added to the Internal Revenue Code, which limits deductibility of certain compensation for named executive officers. The Ryerson Tull Committee intends that Company compensation plans generally satisfy the requirements of Section 162(m) for maximum deductibility by the Company for Federal income tax purposes of payments made under such plans to named executive officers. Therefore, the Ryerson Tull Committee has recommended, and the Board of Directors has adopted, subject to stockholder approval, the Incentive Stock Plan in a form designed to satisfy these requirements. See "Proposal to Approve the Ryerson Tull 1999 Incentive Stock Plan." In the event the Ryerson Tull Committee determines that it is advisable to grant awards to named executive officers that may not so qualify for deductibility, the Ryerson Tull Committee reserves the right to make such awards, taking into consideration the financial effects of such awards on the Company.

                                     Ryerson Tull Committee
                                          Jerry K. Pearlman, Chairman
                                          Jameson A. Baxter
                                          Gary L. Crittenden
                                          Donald S. Perkins
                                          Jean-Pierre Rosso

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

  The following chart compares the Company's cumulative total stockholder return on its common stock for the five-year period ended December 31, 1998, with the cumulative total return of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index"), Standard and Poor's Mid Cap 400 Index (the "S&P Mid Cap 400 Index"), the Standard and Poor's Steel Index (the "S&P Steel Index") and to a peer group. Previously, the Company was included in both the S&P 500 Index and the S&P Steel Index; however, during 1998 the Company was removed from the S&P 500 Index and the S&P Steel Index based upon changes in the Company's market capitalization and line of business as determined by Standard and Poor's. Also during 1998, the Company was added to the S&P Mid Cap 400 Index. Since there is no nationally recognized industry index consisting of metals distributors to be used as a peer group index, the Company constructed its own peer group consisting of seven other public companies in the metals distribution industry. The peer group includes A.M. Castle & Co., Friedman Industries, Incorporated, Huntco Inc., Metals USA, Inc., Olympic Steel, Inc., Reliance Steel & Aluminum Co. and Steel Technologies Inc. This comparison assumes the investment of $100 on December 31, 1993 and the reinvestment of dividends.

        Ryerson Tull Inc.   Peer Group   S&P 500   S&P Midcap 500   S&P Steel
12/93              100.00       100.00    100.00           100.00      100.00
12/94              106.04        69.38    101.32            96.42       97.26
12/95               76.29        81.56    139.40           126.25       90.19
12/96               61.29       111.87    171.41           150.49       80.52
12/97               52.97       118.00    228.59           199.03       81.92
12/98               52.68        79.54    293.92           227.74       71.00

                            EXECUTIVE COMPENSATION

  The following table presents the 1996, 1997 and 1998 compensation for Messrs. Darnall and Ranney, who acted as chief executive officers of the Company during 1998, and the Company's other four most highly compensated executive officers. The compensation listed in the table includes compensation paid by the Company, Pre-Merger Ryerson Tull and other subsidiaries of the Company.

                          Summary Compensation Table

                                                                            Long-Term
                                 Annual Compensation                      Compensation
                              --------------------------      -------------------------------------
                                                                       Awards            Payouts
                                                              ------------------------ ------------
                                                 Other                     Securities                   All
                                                 Annual       Restricted   Underlying                  Other
Name and                                        Compen-          Stock       Stock         LTIP       Compen-
Principal Position       Year  Salary   Bonus    sation       Awards(/1/) Options(/2/) Payouts(/3/) sation(/4/)
------------------       ---- -------- -------- --------      ----------- ------------ ------------ -----------
Robert J. Darnall(/5/)   1998 $597,083 $697,182 $      0        $     0      60,000      $681,400   $1,471,854
Chairman, Director,      1997  684,996  393,873        0              0           0             0       34,248
President and Chief      1996  684,996  316,000        0        104,883     100,000             0       33,833
Executive Officer
George A. Ranney,
 Jr.(/6/)                1998 $329,230 $418,900 $      0        $     0      25,000      $227,133   $    8,444
President and            1997  313,750  144,325        0              0           0             0        7,685
Chief Executive Officer  1996  300,000  110,800        0         54,900      36,000             0       15,275
Neil S. Novich(/7/)      1998 $441,472 $146,900 $      0        $     0     150,000             0   $   17,665
President, Chief         1997  418,309  329,600        0              0      60,000             0       20,908
Executive Officer and    1996  400,095  386,600        0         70,625      42,000             0       18,845
Director of Pre-Merger
Ryerson Tull
Jay M. Gratz             1998 $329,834 $417,000 $      0        $     0      80,000      $272,560   $  168,249
Vice President and       1997  309,584  142,409        0              0           0             0       15,474
Chief Financial Officer  1996  224,274  104,200        0         54,900      36,000             0       11,097
Stephen E. Makarewicz    1998 $194,786 $ 86,000 $      0        $     0      27,000             0   $    7,798
President--Tull          1997  187,809   89,439        0              0      27,000             0        8,353
                         1996  181,041  100,000        0         21,188      18,000             0        7,352
Gary J. Niederpruem      1998 $227,857 $ 79,100 $119,968(/8/)   $     0      30,000      $  1,969   $    9,110
President--Ryerson
 Central                 1997  199,527  114,262        0              0      30,000             0        9,967
                         1996  180,809   43,700        0         21,188      18,000             0        9,040

--------
(1) Awards consist of restricted common stock of the Company or of restricted Class A common stock of Pre-Merger Ryerson Tull and are valued at the aggregate market value as of the date of grant, based on the closing market price on such date. Dividends are paid on such shares to the extent paid on the Company's or Pre-Merger Ryerson Tull's common stock. All shares were originally scheduled to vest at the end of three-year periods beginning on the date of grant, except for a July 24, 1996 grant for 3,000 shares of restricted Company common stock made to Mr. Darnall scheduled to vest on May 20, 1999. In connection with the ISC/Ispat Transaction, the Inland Committee vested all shares of restricted Company common stock and the Ryerson Tull Committee accelerated the vesting of a restricted stock award for 3,654 shares of Pre-Merger Ryerson Tull Class A common stock made to Mr. Darnall in 1996 to the date of the RT Merger. Vesting may be accelerated at the discretion of the Ryerson Tull Committee in the event of exceptional individual performance and (or) significant progress by the Company or the appropriate business unit in meeting its operating and financial objectives. At December 31, 1998, no named executive officer held any restricted common stock of the Company. The number and value of the aggregate restricted stock holdings of Pre-Merger Ryerson Tull Class A common stock on December 31, 1998 were: Mr. Novich, 5,000 shares/$48,750; and Mr. Gratz, 1,461 shares/$14,245.

(2) Awards to Messrs. Darnall, Ranney and Gratz consist of options to purchase Company common stock. Awards to Messrs. Novich, Makarewicz and Niederpruem consist of options to purchase Pre-Merger Ryerson Tull Class A common stock. Includes a grant of 90,000 stock appreciation rights to Mr. Novich in 1998 payable in cash, or in shares under limited circumstances. At the effective time of the RT Merger, each outstanding option to purchase shares of Pre-Merger Ryerson Tull Class A common stock was replaced by an option to purchase 0.61 shares of Company common stock. The 1996 options granted to Messrs. Novich, Makarewicz and Niederpruem were initially options for Inland stock under Inland's incentive stock plans. Upon the consummation of the initial public offering of Pre-Merger Ryerson Tull shares, they were replaced by substitute options to purchase Ryerson Tull Class A common stock under the Ryerson Tull 1996 Incentive Stock Plan.
(3) Awards consisted of performance share awards payable in Company common stock for the measuring period ended December 31, 1998. The Inland Committee accelerated payment of such awards to the date of the ISC/Ispat Transaction.
(4) For Mr. Darnall, amounts include $720,000 in severance payments paid under his change-in-control agreement with the Company and $720,000 paid in consideration for his agreement not to compete. For Mr. Gratz, amounts include $150,000 for agreeing not to become an employee of, or provide consulting or other services to, certain competitors prior to November 6, 2000. Amounts otherwise represent the value of vested and unvested employer contributions and allocations to the Ryerson Tull Savings Plan and the Ryerson Tull Non-Qualified Savings Plan (including amounts allocated under the Inland Steel Industries Thrift Plan, which merged with the Ryerson Tull Savings Plan effective December 31, 1998) and under the Inland Steel Industries Non-Qualified Thrift Plan, which merged with the Ryerson Tull Non-Qualified Savings Plan effective with the ISC/Ispat Transaction.
(5) Resigned as President and Chief Executive Officer of Inland on November 1, 1998.
(6) Elected President and Chief Executive Officer effective on November 1, 1998. Mr. Ranney also held the positions of Vice President and General Counsel of Inland during 1998.
(7) Mr. Novich resigned as Senior Vice President of Inland in May 1996 to devote his entire efforts to serving as President and Chief Executive Officer of Pre-Merger Ryerson Tull. His compensation for 1996 includes compensation paid both by Inland and Pre-Merger Ryerson Tull.
(8) Represents reimbursement of relocation expenses and related tax gross-up.

Individual Option/SAR Grants in 1998

  The following table presents information with respect to (a) individual grants of options and stock appreciation rights ("SARs") that were made during the last fiscal year to the named executive officers and (b) the present value of such options and SARs on the grant date.

                                                   Individual Grants
                          --------------------------------------------------------------------
                                                Percent of
                                                   Total
                               Number of       Options/SARs                           Grant
                              Securities          Granted                              Date
                          Underlying Options/ to Employees in  Exercise  Expiration  Present
Name                       SARs Granted(/1/)    Fiscal Year   Price(/2/) Date(/1/)  Value(/3/)
----                      ------------------- --------------- ---------- ---------- ----------
Inland Option Recipients
Robert J. Darnall.......         60,000            25.5%      $19.21875   01/27/08   $399,600
George A. Ranney, Jr....         25,000            10.6%       18.15630   09/02/08    172,500
Jay M. Gratz............         30,000            34.1%       19.21875   01/27/08    199,800
                                 50,000                        18.15630   09/02/08    345,000
Ryerson Tull Option
 Recipients
Neil S. Novich..........        150,000            35.6%       13.37500   01/28/08    374,400
Stephen E. Makarewicz...         27,000             6.4%       13.37500   01/28/08    168,480
Gary J. Niederpruem.....         30,000             7.1%       13.37500   01/28/08    187,200

--------
(1) Awards to Messrs. Darnall, Ranney and Gratz consist of options to purchase Company common stock. Awards to Messrs. Novich, Makarewicz and Niederpruem consist of options to purchase Pre-Merger Ryerson Tull Class A common stock and an award to Mr. Novich of stock appreciation rights payable in cash with respect to 90,000 shares of Pre-Merger Ryerson Tull Class A common stock. Company options granted become exercisable with respect to 50% of the shares after one year from date of grant and are fully exercisable after two years from date of grant. Ryerson Tull options become exercisable with respect to 33% of the shares after one year from the date of grant, 67% after two years from the date of grant, and are fully exercisable after three years from the date of grant. All options granted in 1998 were transferable, with the advance written consent of the applicable Compensation Committee, (a) to a spouse or descendants, (b) to a trust for the benefit of the optionee, his or her spouse or descendants, or, for Company options granted prior to December 31, 1998 only, (c) as a charitable contribution. See "--Employment and Change in Control Agreements" for option provisions regarding any change in control of the Company. The option grant to Mr. Darnall and the option grant for 30,000 shares to Mr. Gratz became fully exercisable as of the effective date of the ISC/Ispat Transaction.
(2) The exercise price is equal to the average of the high and low price of the Company's common stock or Pre-Merger Ryerson Tull's Class A common stock on the New York Stock Exchange Composite Transactions on the date of grant. The exercise price may be paid by delivery of already-owned shares, and an optionee may elect to have the Company withhold shares of stock (or accept already-owned shares) to satisfy tax withholding obligations with respect to option exercises or payments.
(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options granted under the incentive stock plans during 1998. The use of this pricing model should not be construed as an endorsement of the model's accuracy at valuing options. For purposes of calculating the value of the options as of the grant date, the following assumptions were made: the option term is 10 years, the volatility of Company common stock is 31.86% and 38.15% respectively for grants made in January and September 1998 and of Pre-Merger Ryerson Tull stock is 31.93% (calculated using monthly stock prices of a comparable peer group for the five-year period (seven years for Pre-Merger Ryerson Tull options) prior to the grant date), the ten-year risk-free interest rate is 5.53% and 5.00% respectively for Company grants made in January and September 1998 and 5.70% for

   Pre-Merger Ryerson Tull options, the annualized dividend yield is 1% per Company share and 0% per Pre-Merger Ryerson Tull Class A common share. The expected term is five years for Company options and seven years for Pre-Merger Ryerson Tull options. The value of the options granted in 1998 depends upon the actual performance of the Company's common stock during the applicable period; the actual value, if any, that an option grantee will realize upon exercise of an option will depend on the excess of the market value of such common stock over the exercise price on the date the option is exercised.

Aggregated Option/SAR Exercises and Year End Option/SAR Values

  The following table presents the value realized upon option exercises during 1998 and the number of securities underlying the option/SAR holdings at the end of 1998 of the named executive officers and the value of such holdings based on the closing price on December 31, 1998 for the Company's common stock and Pre-Merger Ryerson Tull Class A common stock.

                                                                                            Value of Unexercised
                                                        Number of Securities Underlying         In-The-Money
                           Shares                         Unexercised Options/SARs at          Options/SARs at
                          Acquired        Value                 Fiscal Year-End                Fiscal Year-End
Name                     on Exercise     Realized       (Exercisable/Unexercisable)(/1/) (Exercisable/Unexercisable)
----                     -----------    ----------      -------------------------------- ---------------------------
Inland Option Exercises
 and Holdings
Robert J. Darnall.......   293,000(/2/) $1,638,375(/2/)                48,000/0                     $0/0
George A. Ranney, Jr....        --              --                48,000/25,000(/3/)                 0/0(/3/)
Jay M. Gratz............        --              --                87,800/50,000(/3/)                 0/0(/3/)
Ryerson Tull Class A
 Option Exercises and
 Holdings
Neil S. Novich..........        --              --               88,191/207,085                      0/0
Stephen E. Makarewicz...        --              --                48,572/52,327                      0/0
Gary J. Niederpruem.....        --              --                41,733/57,337                      0/0

--------
(1) The value of unexercised in-the-money options/SARs is based on the closing price of the Company's common stock or Pre-Merger Ryerson Tull's Class A common stock, as applicable, on the New York Stock Exchange Composite Transactions on December 31, 1998.
(2) Represents the cash-out of options to purchase such shares of Company common stock in an amount equal to the excess of the change in control price of $29.625 over the exercise price per share in accordance with Mr. Darnall's change in control agreement.
(3) See "--Employment and Change in Control Agreements" for information concerning the value of these options under Messrs. Ranney's and Gratz's change in control agreements.

Pension Benefits

  Prior to April 30, 1996, certain Pre-Merger Ryerson Tull employees were eligible to participate in the Inland Pension Plan. Effective April 30, 1996, the portion of the Inland Pension Plan covering Pre-Merger Ryerson Tull's current and former employees was separated and became the Ryerson Tull Pension Plan. Employees covered by the Ryerson Tull Pension Plan were credited with the number of years of service credited to them under the Inland Pension Plan at the separation date. Messrs. Darnall, Ranney and Gratz remained covered by the Inland Pension Plan. Pre-Merger Ryerson Tull and the Company provide pension benefits to eligible salaried employees of Tull under a separate benefit schedule of the Ryerson Tull Pension Plan, as discussed below. Benefits for salaried employees under the Ryerson Tull Pension Plan were frozen as of January 1, 1998, subject to transition rules for employees meeting specified age and service criteria. Inland salaried employees transferred to the Ryerson Tull Pension Plan after such date were credited with the number of years credited to them under the Inland Pension Plan at their transfer date, but otherwise are subject to the frozen benefit formula and transition rules as if in the Ryerson Tull Pension Plan of December 31, 1998. Pre-Merger Ryerson Tull implemented a defined contribution plan, the Ryerson Tull Savings Plan, to provide benefits in place of the pension plan benefits.

  Effective as of July 16, 1998 (the "Transfer Date"), the portion of the Inland Pension Plan covering active employees and certain former employees of Inland and its subsidiaries (other than ISC and its subsidiaries) was transferred to the Ryerson Tull Pension Plan and the Inland Pension Plan was assumed by ISC. Affected employees were credited with the number of years of service credited to them under the Inland Pension Plan at the Transfer Date. As of the Transfer Date, benefits for salaried employees whose benefits were transferred to the Ryerson Tull Pension Plan were frozen in the same manner as described above. Employees who remained employed by Inland, however, did not participate in the Ryerson Tull Savings Plan.

  Under the Ryerson Tull Pension Plan and the Inland Pension Plan prior to the Transfer Date, the Company provides pensions to eligible employees (including employees who are directors or officers) who, at retirement, have met certain service or service and age requirements. In general, benefits for salaried employees are based on two factors: (1) years of benefit service, and (2) average monthly earnings, based on the highest 36 months of earnings during the participant's last ten years of service, except for employees eligible for the transition rules relating to age and service. For this purpose, earnings generally consist of salary plus bonus as reported in the Summary Compensation Table.

  The following table shows the maximum annual pension benefits payable on a straight life annuity basis to employees in various earnings classifications upon retirement at age 65 under the applicable plan. All benefit amounts shown in this table are subject to offset based upon Social Security earnings.

                              Pension Plan Table

Average Annual Earnings        Annual Pension Benefits for Years of Service Shown
for the Applicable       --------------------------------------------------------------
Years-of-Service Period  5 Years  10 Years 15 Years 20 Years 25 Years 30 Years 35 Years
-----------------------  -------- -------- -------- -------- -------- -------- --------
$  200,000......         $ 17,000 $ 34,000 $ 51,000 $ 68,000 $ 85,000 $102,000 $119,000
   400,000......           34,000   68,000  102,000  136,000  170,000  204,000  238,000
   600,000......           51,000  102,000  153,000  204,000  255,000  306,000  357,000
   800,000......           68,000  136,000  204,000  272,000  340,000  408,000  476,000
 1,000,000......           85,000  170,000  255,000  340,000  425,000  510,000  595,000
 1,200,000......          102,000  204,000  306,000  408,000  510,000  612,000  714,000

  As of March 1, 1999, the named executive officers were credited with the following years of service under the Ryerson Tull Pension Plan: George A. Ranney, Jr.--26 years (including the credited service described under "-- Employment and Change in Control Agreements"); Jay M. Gratz--23 years; Neil S. Novich--3 years; Stephen E. Makarewicz--15 years; and Gary J. Niederpruem--25 years. Pension benefits for Messrs. Ranney, Gratz, Makarewicz and Niederpruem, whose age and service met certain transition criteria adopted in connection with the freeze of the Ryerson Tull Pension Plan, will continue to accrue pension benefits until the earlier of December 31, 2002 or their date of retirement. At that date, their pension benefit will be frozen. Until then, they are subject to limits on certain Company paid contributions to employees' accounts under the Ryerson Tull Savings Plan. The Company paid a lump-sum retirement benefit under non-qualified supplemental retirement plans to Mr. Darnall, who resigned as an executive officer of the Company on November 1, 1998 with 36 years of service.

  Certain pension benefits in excess of the limitations imposed by the Internal Revenue Code of 1986 (the "Code") will be paid by the Company under unfunded non-contributory supplemental retirement plans (the "Supplemental Plans"). For any officer or employee who is age 55 or older with at least five years of service and annual compensation in excess of $160,000, these plans generally permit the Company to satisfy obligations to pay benefits upon retirement at age 65 by (a) purchasing annuities (and paying a tax gross-up to the officer or employee) or (b) paying a lump sum amount at the time of retirement. Neither the Company nor Pre-Merger Ryerson Tull established any such annuities for named executive officers in 1998.

  In the event of a change in control (as defined in the applicable plan), all benefits accrued under the Ryerson Tull Pension Plan and the Supplemental Plans will become fully and irrevocably vested and distributable to participants as provided by the terms of such plans. If, within three years following a change in control, there is a termination of the Ryerson Tull Pension Plan, or a substantial reduction in accruals under the Ryerson Tull Pension Plan, assets will first be used to provide retiree medical benefits and then will be applied to increase retirement benefits to affected participants on a pro rata basis. Special rules also apply if, after a change in control, the Ryerson Tull Pension Plan is merged with another plan or if assets are transferred from the Ryerson Tull Pension Plan to another plan. This distribution would occur within three years of a change in control, and, within this three-year period, there are limitations on amendments to the Ryerson Tull Pension Plan.

  The Company provides pension benefits to eligible salaried employees of Tull under a separate benefit schedule. The Tull benefit schedule is not subject to the benefit freeze described above. The maximum annual pension benefits payable under this schedule are approximately 3% higher than those shown in the above table for comparable earnings and service. The Tull benefit schedule does not cover any executive officers, but Mr. Makarewicz is credited with 11 years of service under the Ryerson Tull Pension Plan according to the Tull benefit schedule and has a lump sum benefit accrued as his Tull benefit.

Employment and Change in Control Agreements

  Under the Inland 1988 Incentive Stock Plan, the Inland 1992 Incentive Stock Plan, the Inland 1995 Incentive Stock Plan (collectively, the "Prior Stock Plans") and the Incentive Stock Plan, if approved by the stockholders at the Annual Meeting, upon the occurrence of a change in control event, (i) the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) will be cashed out at specified prices as of the date of the change in control, except that
(a) any stock options or stock appreciation rights outstanding for less than six months will not be cashed out until six months after the grant date and (b) restricted stock awards may immediately vest; and (ii) all outstanding performance awards will be cashed out in the amounts and manner determined by the Ryerson Tull Committee.

  The Company has entered into agreements with each of the named executive officers, the present terms of which expire on December 31, 1999, but which are automatically extended for additional one-year periods thereafter, unless the Company gives notice prior to June 30 that it does not wish to extend such agreements for another year or unless a change in control (as defined below) of the Company or other limited events occur. The Company has not given such notice of nonrenewal to date.

  For purposes of the agreements, a "change in control of the Company" shall generally be deemed to occur if (i) any person becomes the owner of 40% or more of the combined voting power of the Company's then-outstanding securities; (ii) during any two-year period, the majority of the Board changes without the approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved;
(iii) holders of the Company's voting securities approve a merger or consolidation with another company in which the Company's voting securities, in combination with voting securities held by any trustee or fiduciary under any Company employee benefit plan, do not continue to represent at least 60% of the combined voting power of the voting securities of the surviving entity;
(iv) holders of the Company's voting securities approve a complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (v) there occurs, with respect to a "Related Company," (a) a sale or disposition of securities representing 50% or more of the combined voting power of the Related Company's securities, (b) a merger or consolidation of a Related Company with a person in which a majority-owned direct or indirect subsidiary of the Company does not own at least 50% or more of the combined voting power of the surviving entity, or (c) the sale or disposition of all or substantially all of the assets of a Related Company to a person other than the Company or a majority-owned subsidiary of the Company. A "Related Company" is an executive's employer, a direct or indirect parent of the employer or a subsidiary of the employer that is also a significant subsidiary of the Company within the meaning of Rule 405 under the Securities Act of 1933.

  No "change in control" of the Company is deemed to occur if the transaction includes or involves a sale to the public or a distribution to Company holders of voting securities of more than 50% of the voting securities of the executive's employer or a parent of that employer, and such employer or parent agrees to become a successor to the Company under the executive's agreement, or if the executive is covered by an agreement which provides benefits on a change in control of the executive's employer under circumstances described in
(a), (b) or (c) in the paragraph above. No "change in control" of the Company is deemed to occur with respect to an executive if the event first giving rise to a "potential change in control" of the Company (as described below) involves a publicly announced transaction or proposed transaction which has not been previously approved by the Board, the executive is part of a "purchasing group" which consummates the change in control transaction or the change in control of the Company would otherwise occur under circumstances described in (iv) in the prior paragraph due to the sale of a significant subsidiary of the Company which constitutes all or substantially all of the assets of the Company, and the executive is not an employee of the Company or the significant subsidiary. Generally, the executive will be considered to be part of a "purchasing group" if he or she is an equity participant in the purchasing company or group, other than through passive ownership of less than one percent of the stock of the purchasing company or an insignificant equity participation in the purchasing company or group as determined by a majority of the continuing non-employee members of the Board.

  These agreements generally provide that if an executive resigns from employment within the period ending 24 months after the month in which a change in control of the Company occurs, either (i) other than for cause or other than as a consequence of death, disability or retirement or (ii) for reasons relating to a diminution of responsibilities, compensation or benefits or a significant relocation of the executive's principal place of business ("Good Reason"), he or she will receive: (a) a lump sum payment (the "Severance Payment") equal to three times (two times in the case of Mr. Makarewicz) the sum of (1) the current annual base salary plus (2) the average annual incentive bonus paid for the five years preceding resignation from employment; (b) cash in lieu of any allocations, unpaid awards or rights under the Company's annual or other incentive compensation plans; (c) cash equal to the value of outstanding stock options granted under the Company's stock option plans at specified prices; (d) vesting of outstanding performance awards that would have been earned for the year in which the change in control occurs had the applicable performance targets been satisfied for that year;
(e) life, disability, accident and health insurance as provided in the Company's insurance programs for a period of 36 months (24 months in the case of Mr. Makarewicz) after resignation from employment; (f) cash in lieu of three years of additional accrued benefits under the Company pension plan; and
(g) legal fees and expenses incurred as a result of such resignation. The agreements do not limit or reduce any benefits that the executive may be entitled to receive pursuant to any other agreement upon a change in control of the Company. The agreements provide that the executive will be paid an additional amount which, after payment of all taxes thereon, is equal to any excise tax imposed. While this provision will preserve the severance agreement benefits for the executives, the Company will not be entitled to a federal income tax deduction for this excise tax payment.

  The agreements also provide benefits if the executive resigns from employment by the Company for a reason other than cause coincident with or prior to a change in control and within twelve months after the occurrence of a "potential change in control" of the Company if a change in control or certain other limited events occur coincident with or within six months after his or her resignation. A "potential change in control" generally occurs if
(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a change in control, (iii) any person who is or becomes the owner of 9.5% or more of the combined voting power of the Company's then-outstanding securities increases his beneficial ownership of such securities by 5% or more over the percentage so owned on the date of the agreements, or (iv) the Board adopts a resolution that a potential change in control of the Company has occurred for purposes of the agreements.

  The ISC/Ispat Transaction constituted a change in control under the change in control agreements with respect to Inland and ISC but not with respect to Pre-Merger Ryerson Tull. After the ISC/Ispat Transaction, the Company and Messrs. Darnall, Ranney and Gratz entered into amendments to their respective change in control agreements. Under their amended agreements they continue to be entitled to legal fees and payments with respect to any excise taxes in accordance with the original agreements. Pursuant to Mr. Darnall's amended change in control agreement, upon his resignation for Good Reason on November 1, 1998 as an executive officer of the Company, he (1) received a lump sum payment of $720,000 in lieu of the Severance Payment otherwise payable under his agreement; (2) elected prior to his resignation from employment to have all of his out-of-the-money options to purchase the Company's common stock continue to be exercisable in accordance with their terms and elected to receive a cash payment for his in-the-money options as set forth above under "Executive Compensation--Aggregated Option/SAR Exercises and Year End Option/SAR Value"; and (3) will receive certain life, disability, accident and health insurance benefits. Mr. Darnall also received $720,000 following the date of his resignation in connection with his agreement not to become an employee of, or provide consulting or other services to, certain of the Company's competitors for a period of two years following the date of resignation from his employment. Pursuant to Mr. Ranney's amended agreement,
(1) his resignation from the Company for Good Reason becomes effective as of any resignation from his employment with the Company; (2) he received a lump-sum payment of $76,500 in lieu of three years of additional accrued benefits under the Company pension plan; (3) his resignation will be deemed an early retirement with the consent of the Inland Committee which will permit him to exercise his stock options for up to five years after resignation from employment; (4) he will be entitled to certain employee benefits for 36 months after his resignation from employment; (5) he received a lump sum severance amount of $260,000; and (6) he will be able to elect to have all of his out-of-the-money options continue to be exercisable in accordance with their terms or to have them cashed out at the change in control price of $29.625 per share (for which he would realize $255,000). Mr. Ranney also received $400,000 for agreeing not to be employed by or perform services for certain competitors for a period of two years following his resignation from employment. Under an agreement entered into when he rejoined the Company in 1995, Mr. Ranney will be treated for nonqualified pension purposes as if he had been continuously employed by the Company from 1973, when he first joined the Company. That agreement further provides that he can retain his law firm partnership but cannot receive financial benefit from the firm for his work with the Company.

  In lieu of payments under his change in control agreement, Mr. Gratz and the Company amended his employment agreement to provide that Mr. Gratz would resign as Vice President and Chief Financial Officer of the Company on November 30, 1998 and become employed by Pre-Merger Ryerson Tull. The amendment provides that Mr. Gratz will be entitled to a change in control agreement from Pre-Merger Ryerson Tull but would not be entitled to severance benefits under his existing agreement upon resignation from employment with the Company. Pursuant to his amended change of control agreement, Mr. Gratz is entitled (i) to receive cash equal to the change in control price of $29.625 per share less the exercise price in lieu of shares of the Company's common stock issuable upon exercise of options awarded to him prior to the closing of the ISC/Ispat Transaction ($579,312 in the aggregate) at any time on or before November 6, 2001 (but not beyond the original term of any such option); (ii) upon resignation from his employment with the Company, to receive life, disability, accident and health insurance benefits and other employee fringe benefits; (iii) upon the earlier of the date of his resignation from employment with the Company or January 1, 2001, to receive a lump sum payment of all non-qualified retirement benefits from the Company, calculated as if he had an additional three years of accrued benefits and as if payments were then to start immediately without actuarial reduction; and (iv) to receive a retention bonus of $250,000 on January 1, 2000, provided that he is employed by the Company on that date or if his employment is terminated prior to that date by reason of his death, disability or involuntary termination by the Company. Mr. Gratz received $150,000 for agreeing not to become an employee of, or provide consulting or other services to, certain competitors prior to November 6, 2000.

                             ELECTION OF AUDITORS

  Proxies not limited to the contrary will be voted for the election of PricewaterhouseCoopers LLP to audit the accounts of the Company and its subsidiaries for the year 1999. Any proxy indicating a contrary choice will be voted in accordance with that choice. PricewaterhouseCoopers LLP has audited the accounts of the Company since 1918.

  Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

  Approval of PricewaterhouseCoopers LLP as auditors will require the affirmative vote of the holders of shares of the Company representing a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against PricewaterhouseCoopers LLP and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of PricewaterhouseCoopers LLP.

  The Board of Directors unanimously recommends a vote FOR approval of the election of PricewaterhouseCoopers LLP as auditors.

        PROPOSAL TO APPROVE THE RYERSON TULL 1999 INCENTIVE STOCK PLAN

  The Company has used stock option plans and other stock plans as an integral part of its executive incentive program for many years. Most recently, stock-based grants and awards have been made under the Inland 1995 Incentive Stock Plan. The Board has determined that a new stock plan is needed in order to maintain a competitive executive incentive program and thereby more effectively attract and retain and furnish incentives to outstanding individuals as officers and key employees of the Company and its subsidiaries. Accordingly, the Board has adopted, and is submitting to the stockholders for their approval, the Incentive Stock Plan. The Incentive Stock Plan will become effective immediately upon approval by the stockholders and will continue in effect until terminated by the Board. If the Incentive Stock Plan is approved by stockholders, the Prior Stock Plans will be discontinued, except as to outstanding grants. The summary of the Incentive Stock Plan that follows is qualified in its entirety by reference to the complete text of the Incentive Stock Plan as set forth in Exhibit A.

General Description

  Participants in the Incentive Stock Plan shall consist of such officers and other key employees of the Company and its subsidiaries as the Ryerson Tull Committee may select from time to time. The Ryerson Tull Committee has identified approximately 120 participants to participate in the Incentive Stock Plan. In the discretion of the Ryerson Tull Committee, participants in the plan may receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination. The maximum number of shares that may be issued under the plan is 1,000,000 shares of Company common stock, plus the total number of shares available for issuance under the Prior Stock Plans as of the effective date of the Incentive Stock Plan. As of March 9, 1999, 2,293,999 shares of Company common stock were subject to awards outstanding under the Prior Stock Plans and 28,093 shares were available for grant thereunder. No further awards may be made under the Prior Stock Plans. The form and amount of any grant or award, whether measured by shares of Company common stock or otherwise, as well as the time and conditions of exercise or vesting and any acceleration of the time of exercise or vesting, are subject to the discretion of the Ryerson Tull Committee, provided that no more than 335,000 shares may be issued pursuant to restricted stock awards and performance awards under the Incentive Stock Plan. Except to the extent otherwise determined by the Ryerson Tull Committee, any shares subject to a grant or award under the Incentive Stock Plan or the Prior Stock Plans which terminates by expiration, cancellation or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued) or which are settled in cash (to the extent so settled), or, in the case of a restricted stock award, which are forfeited prior to vesting, shall again be available for future grants under the Incentive Stock Plan.

  The Code places limitations on the deductibility, for Federal income tax purposes, of annual compensation paid to certain executive officers, generally the five most highly compensated officers of the Company on the last day of the year. In order to permit certain grants and awards under the Incentive Stock Plan to be deductible for Federal income tax purposes, the Incentive Stock Plan limits, except in the case of grants and awards which by their terms are not intended to comply with such Code limitations, the maximum number of shares that may be granted or awarded under the Incentive Stock Plan in any three-year period to any participant under the Incentive Stock Plan to 700,000 and the maximum aggregate cash payout that may be made under the Incentive Stock Plan in any year to a named executive officer to $1,000,000.

  The Ryerson Tull Committee has general authority to administer the Incentive Stock Plan, including the authority to select participants, determine the form and amount of awards and amend such awards or accelerate the time of exercise or vesting thereof. The Ryerson Tull Committee also may authorize the Company's Chairman or President, if then serving as a director, to act as a subcommittee of the Ryerson Tull Committee for the purpose of making grants of restricted stock, stock options, stock appreciation awards and performance awards, not to exceed such number of shares as the Ryerson Tull Committee designates annually, to employees of the Company and its subsidiaries who are not subject to Section 16(a) of the Securities Exchange Act of 1934, as the Chairman or President shall determine in his or her sole discretion after consultation with the Vice President of Human Resources of the Company. The Board may amend the Incentive Stock Plan in any respect, or terminate the Incentive Stock Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum number of shares available for issuance pursuant to grants under the Incentive Stock Plan if such action would result in awards under the Incentive Stock Plan no longer being exempt under Rule 16b-3 under the Securities Exchange Act of 1934 as then in effect. At present, such actions would not result in such loss of exemption and therefore may be taken without stockholder approval. No amendment or termination may impair the rights of a participant under any grant previously made under the Incentive Stock Plan without the consent of such participant, unless required by law.

  A participant may elect to have the Company withhold shares of common stock (or to accept already-owned shares) to satisfy tax withholding obligations with respect to exercises or payments under the Incentive Stock Plan. Except as otherwise permitted by the Ryerson Tull Committee, no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution. Under rules adopted by the Ryerson Tull Committee, transfers may be made, subject to certain limitations, to (a) a participant's spouse or descendants or (b) to a trust for the benefit of an award holder, his or her spouse or descendants.

1999 Incentive Stock Plan Benefits

  The 1999 Incentive Stock Plan is subject to stockholder approval at the annual meeting. Following stockholder approval, the Ryerson Tull Committee may make awards, in its discretion, under the Plan. Awards made may not be indicative of awards for all of 1999 or awards in any fiscal year.

  Stock Options

  Options to purchase shares of Company common stock, including incentive stock options within the meaning of Section 422 of the Code, may be granted under the Incentive Stock Plan. The Ryerson Tull Committee will determine the number of shares subject to each stock option and the manner and time of exercise. No option, however, shall be exercisable more than ten years after the date of grant. The per share option price shall not be less than par value or the fair market value of a share of Company common stock at the date of grant. Upon exercise, the option price may be paid in cash, in shares of Company common stock having a fair market value equal to the option price, or in a combination thereof. The Ryerson Tull Committee may also allow the "cashless" exercise of options, subject to applicable rules and regulations, and the exercise of options by any other means the Ryerson Tull Committee determines to be consistent with the Incentive Stock Plan's purpose and applicable law, including loans, with or without interest, made by the Company to the holder of such option. The Incentive Stock Plan sets forth conditions for the exercise of options under certain circumstances upon termination of employment by reason of death, incapacity, retirement or otherwise. The option may contain such other terms, provisions and conditions not inconsistent with the Incentive Stock Plan as the Ryerson Tull Committee may determine.

  Stock Appreciation Rights

  Stock appreciation rights may be granted in tandem with a related stock option or may be granted independently of a related stock option. Rights granted in tandem with a related stock option shall be exercisable to the extent that the related stock option is exercisable. The Ryerson Tull Committee will determine the manner and time of exercise of rights granted independently of a stock option, but no such right shall be exercisable more than ten years after the date of grant. In the case of rights granted in tandem with a related stock option, the grantee may elect to exercise either the stock option or the rights (but not both) as to any of the same shares subject to the stock option and the rights. The Incentive Stock Plan sets forth conditions for the exercise of stock appreciation rights under certain conditions upon termination of employment by reason of death, incapacity, retirement or otherwise. The stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Incentive Stock Plan as the Ryerson Tull Committee may determine.

  Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Company common stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such amount shall be paid in cash or in shares of Company common stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the grantee to elect between cash and Company common stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Ryerson Tull Committee shall determine upon exercise of the right.

  Restricted Stock Awards

  Restricted stock awards consisting of shares of Company common stock may be made under the Incentive Stock Plan. Such awards shall be contingent on the employee's continuing employment with the Company or its subsidiaries or affiliates for a period to be specified in the award, which shall not be more than ten years from the date of award, and may be subject to such additional terms and conditions as the Ryerson Tull Committee deems appropriate, which may include performance measures. Except as otherwise determined by the Ryerson Tull Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited. If all conditions to which such award is subject have been satisfied, the holder shall be entitled to such shares free of all restrictions.

  Performance Awards

  Performance awards consisting of shares of Company common stock, monetary units, or units which are expressed in terms of shares of Company common stock may also be made under the Incentive Stock Plan. Subject to the following paragraph, such awards shall be contingent on the achievement over a period of not more than ten years of such corporate, division, subsidiary, group or other measures and goals as shall be established by the Ryerson Tull Committee. Subject to the following paragraph, such measures and goals may be revised by the Ryerson Tull Committee from time to time during the performance period. Except as may otherwise be determined by the Ryerson Tull Committee, a performance award shall terminate if the holder of the award does not remain continuously in the employ of the Company or its subsidiaries or affiliates at all times during the applicable performance period. If a performance award consists of shares of Company common stock or units which are expressed in terms of shares of such common stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares or credited as additional units and paid to the participant on payment of the award.

  In order to permit performance awards to named executive officers to be deductible by the Company for Federal income tax purposes, the Code and related regulations require performance measures for such awards to be specified in the Incentive Stock Plan and approved by stockholders. The performance measures established in the Incentive Stock Plan for such purposes are: safety (including, but not limited to, total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including, but not limited to, critical product characteristics and defects); cost control (including, but not limited to, cost as a percentage of sales); capital structure (including, but not limited to, debt and equity levels, debt-to-equity ratios, and debt-to-total-capitalization ratios); inventory turnover; customer performance or satisfaction; revenue measures (including, but not limited to, gross revenues and revenue growth); revenue growth as compared to market; net income; conformity to cash flow plans; return measures (including, but not limited to, return on investment assets or capital); operating profit to operating assets; share price measures (including, but not limited to, fair market value of shares, growth measures, and total shareholder return); working capital measures; operating earnings (before or after taxes); economic value added, cash value added; and cash flow return on investment.

  The Ryerson Tull Committee has discretion to establish performance goals and to adjust the goals and methods used to measure attainment of the goals. With respect to awards which are intended to be exempt from the deduction limitation, the Ryerson Tull Committee has discretion to adjust awards in a manner that does not increase such awards or make any other change that could cause such awards to become nondeductible under the regulations discussed above. The Ryerson Tull Committee has discretion to amend or replace performance measures applicable to the named executive officers in the event applicable regulations change and to grant awards to named executive officers that would not be deductible under the regulations based upon any performance measures it deems appropriate.

  Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of common stock, may be made in cash, shares of common stock, or a combination thereof, as determined by the Ryerson Tull Committee. Any payment made in common stock shall be based on the fair market value of such stock on the payment date.

Antidilution Adjustments and Change in Control Provisions

  The maximum number of shares issuable under the Incentive Stock Plan and the number, class and/or price of shares or other consideration subject to any outstanding stock option, stock appreciation right, restricted stock award or performance award may be appropriately adjusted by the Ryerson Tull Committee in the event of any change in corporate capitalization, such as a stock split, reverse stock split, or stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its subsidiaries (other than normal cash dividends), and any reorganization or partial or complete liquidation of the Company or its subsidiaries. The Incentive Stock Plan also provides that in the event of a Change in Control (as defined below), with certain exceptions, (1) all outstanding stock options, stock appreciation rights, and restricted stock awards shall automatically become fully exercisable and vested and shall be cashed out on the basis of a Change in Control Price (as defined in the Incentive Stock Plan) and (2) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Ryerson Tull Committee at the time such awards are made. For purposes of the Incentive Stock Plan, a Change in Control will generally be deemed to have occurred if:

  . any person becomes the beneficial owner of 40% or more of the combined voting power of the Company's then outstanding securities;

  . during any two-year period, the majority of the membership of the Company's Board of Directors changes without the approval of two-thirds of the directors who either were directors at the beginning of the period or whose election was previously so approved;

  . the Company's stockholders approve a merger or consolidation of the Company with another company in which the Company's voting securities, in combination with voting securities held by any trustee or fiduciary under any Company employee benefit plan, do not continue to represent at least 60% of the combined voting power of the voting securities of the surviving entity;

  . the Company's stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets; or

  . there occurs with respect to a "Related Company" a sale or disposition of securities representing 50% or more of the combined voting power of the Related Company's securities, or a merger or consolidation of a Related Company with another company in which a majority-owned direct or indirect subsidiary of the Company does not own at least 50% of the combined voting power of the voting securities of the surviving entity, or a sale or disposition of all or substantially all of the assets of a Related Company to a person other than a majority-owned direct or indirect subsidiary of the Company.

  A "Related Company" is a participant's employer (or any direct or indirect parent company of such employer, or subsidiary of such employer that is a significant subsidiary (within the meaning of Rule 405 under the Securities
Act) of the Company). A Change in Control of the Company shall not be deemed to have occurred with respect to any employee, however, if the sale or other transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the participant's employer or a direct or indirect parent of his or her employer and the participant's employer (or a direct or indirect parent of the participant's employer) agrees to become a successor to the Company under an individual agreement or other contractual agreement providing for benefits.

Federal Tax Consequences

  An employee who has been granted an incentive stock option will not realize taxable income and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If the foregoing holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the option price or
(2) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

  An employee will not realize taxable income at the time of the grant of an option which does not qualify as an incentive stock option. Upon exercise, however, of such non-qualified stock option, the employee (even if the option has been transferred) will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of such shares, the employee (or, if applicable, the transferee) will realize short-term or long-term capital gain or loss with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

  An employee will not realize taxable income at the time of the grant of a stock appreciation right. Upon exercise, however, such employee will realize ordinary income measured by the difference between the fair market value of the Company common stock on the applicable date of grant and the fair market value of such stock on date of exercise. The Company will be entitled to a corresponding deduction in the year of exercise. Although the tax rules governing transfers of stock appreciation rights are unclear, it appears that an employee would be required to recognize ordinary income upon exercise of a stock appreciation right by a transferee. An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the employee (even if the award has been transferred) will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied. Dividends paid to the employee during the restriction period will also be compensation income to the employee and deductible as such by the Company. An employee who receives a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to such employee during the restriction period will be taxable as dividends to such employee and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

  The Company has also been advised that an employee who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. The employee (even if the award has been transferred) will have compensation income at the time of payment (or vesting if the award is in stock), and the Company will have a corresponding deduction unless the employee is one of the named executive officers and applicable provisions of the Code regarding deductibility are not satisfied.

  Any acceleration of the payment of grants and awards under the Incentive Stock Plan in the event of a change in control of the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and which may not be deductible by the Company. A deduction otherwise available to the Company for any year with respect to compensation payable to a named executive officer may be denied to the extent that it exceeds $1,000,000. For these purposes, restricted stock grants and performance awards under the Plan may under certain circumstances qualify for, and it is anticipated that grants of options and stock appreciation rights will generally qualify for, an exception to that limitation for eligible performance-based compensation.

Other Information

  Approval of the Incentive Stock Plan will require the affirmative vote of the holders of shares of the Company representing a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting, with the result that shares which abstain from voting would count as votes against the Incentive Stock Plan and broker non-votes would have no effect on the outcome. Proxies not limited to the contrary will be voted for approval of the Incentive Stock Plan. The closing price of the Company's common stock reported on the New York Stock Exchange Composite Transactions for March 9, 1999 was $16 3/16.

  The Board of Directors unanimously recommends a vote FOR approval of the Ryerson Tull 1999 Incentive Stock Plan.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with NSC

  During 1989, the Company and Nippon Steel Corporation ("NSC"), through an indirect wholly owned subsidiary, each purchased approximately $15 million of the other company's common stock and the Company sold 185,000 shares of its Series F Exchangeable Preferred Stock to another NSC subsidiary, NS Finance III, Inc., for $1,000 per share. During 1995, NS Finance III, Inc. exchanged its Series F Exchangeable Preferred Stock holdings for $185 million principal amount of the Company's 10.23% Subordinated Voting Notes with voting rights representing approximately 9.7% of the votes eligible to be cast by the Company's voting securities. The Company paid $85 million of the Subordinated Voting Notes in 1996 and used $116.7 million to prepay the balance of the Subordinated Voting Notes on August 3, 1998, including approximately $16.7 million in interest and prepayment premiums. The shares of NSC common stock were sold to Ispat as part of the ISC/Ispat Transaction.

  The Company and NSC or their respective affiliates entered into a number of agreements related primarily to two joint ventures, I/N Tek and I/N Kote. The following summarizes arrangements between the Company and NSC or their affiliates in effect prior to July 16, 1998, the date of the ISC/Ispat Transaction. As part of the ISC/Ispat Transaction, Ispat acquired the joint ventures, Ispat assumed the obligations of the Company under the various venture agreements and NSC and certain lenders released the Company of its obligations under such agreements.

  I/N Tek Joint Venture

  The Company and NSC entered into a joint venture in 1987 to construct and operate a cold-rolling facility near New Carlisle, Indiana. I/N Tek, the general partnership formed for this joint venture, was 60% owned by a wholly owned subsidiary of ISC and 40% owned by an indirect wholly owned subsidiary of NSC. Funded by capital contributions by the two partners ($111.6 million by ISC's subsidiary and $74.4 million by NSC's subsidiary) and by third-party financing, the facility was completed in April 1990 at a total cost of approximately $525.0 million. The Company and NSC each guaranteed a portion of the third-party long-term financing of I/N Tek. As part of the ISC/Ispat Transaction, Ispat assumed the Company's share of such guarantee, which amounted to $128 million at July 16, 1998, the date of the ISC/Ispat Transaction, and the I/N Tek lenders released the Company from its obligations thereunder. During 1998 through July 16, I/N Tek paid, in proportion to the partnership interests, approximately $1.9 million of subordinated loans that the partners had previously made to I/N Tek. I/N Tek made equity distributions during 1998 through July 16 totaling approximately $20 million to the partners in proportion to their partnership interests.

  ISC generally had exclusive rights to the production capacity of the facility, which it used to produce cold-rolled steel under a tolling arrangement with I/N Tek. During 1998 through July 16, I/N Tek charged ISC approximately $77 million in tolling fees. NSC has the right to purchase up to 400,000 tons of cold-rolled steel from ISC each year at market-based negotiated prices, including steel processed by I/N Tek. During 1998 through July 16, NSC, through an indirect wholly owned subsidiary, purchased cold-rolled steel from ISC, including I/N Tek products, for approximately $77.4 million.

  I/N Tek, ISC, NSC and their affiliates entered into various related technology, management, administrative services and commercial agreements. I/N Tek paid NSC approximately $0.2 million during 1998 through July 16 under these agreements. I/N Tek also paid ISC approximately $0.6 million during 1998 through July 16 for various administrative and personnel support services and $1.5 million for certain production supplies. I/N Tek also made purchases from Company subsidiaries of approximately $0.8 million during 1998 through July 16.

  I/N Kote Joint Venture

  The Company and NSC also entered into a joint venture in 1989 for a 400,000-ton electrogalvanizing line and 500,000-ton hot-dip galvanizing line adjacent to the I/N Tek facility. I/N Kote, the general partnership formed for this joint venture, was 50% owned by a subsidiary of ISC and 50% owned by a subsidiary of NSC. The facility cost approximately $554 million financed equally by the partners through $120 million in capital contributions and $60 million in subordinated loans and by third-party long-term financing. During 1998 through July 16, the partners made additional subordinated loans to I/N Kote of approximately $0.7 million each. I/N Kote had approximately $355 million outstanding under its third-party long-term financing agreement at July 16, 1998. ISC and NSC each guaranteed the share of project indebtedness attributable to their respective subsidiaries.

  I/N Kote was required to buy all of its cold-rolled steel from ISC. ISC, in turn, was required to furnish cold-rolled steel at prices that were based, in part, on operating costs of I/N Kote and that resulted in an annual return on equity to the partners of I/N Kote of up to 10% after operating and financing costs. This price was subject to upward adjustments if I/N Kote's operating rate fell below a certain level or if ISC's return on sales was less than I/N Kote's return on sales, and to downward adjustments if I/N Kote's return on sales was less than ISC's. These factors did not result in a price adjustment in 1998 through July 16. During 1998 through July 16, the prices at which ISC sold cold-rolled sheet steel to I/N Kote exceeded production costs, but were less than the market prices for cold-rolled steel products.

  Under the joint venture agreement, ISC acted as sales agent for I/N Kote's products in North America, and NSC limited its exports of similar products to the United States and Canada. ISC incurred costs of approximately $5.2 million to I/N Kote for certain tolling services and scrap purchases during 1998 through July 16. I/N Kote and its partners also entered into various technology, management, administrative services and other agreements with respect to the project. I/N Kote purchased from ISC approximately $182 million of cold-rolled sheet steel during 1998 through July 16. I/N Kote paid affiliates of NSC approximately $0.6 million during 1998 through July 16 for engineering services. I/N Kote paid approximately $3.5 million to ISC and its subsidiaries during 1998 through July 16 for various administrative, engineering and sales services provided to I/N Kote by ISC. In addition, Company subsidiaries made purchases of approximately $0.9 million from I/N Kote, and I/N Kote made purchases from Company subsidiaries of approximately $0.4 million, during 1998 through July 16. I/N Kote paid I/N Tek approximately $11.5 million during 1998 through July 16 for shared utilities, maintenance material and services.

Other Transactions

  The Company and its subsidiaries paid the law firm of Mayer, Brown & Platt, of which George A. Ranney, Jr., President, General Counsel and Secretary of the Company prior to the RT Merger, is a partner, approximately $3.5 million for legal services and other charges during 1998. Mr. Ranney's employment agreement with the Company provides that he will retain his partnership at Mayer, Brown & Platt but will receive no financial benefit from the law firm for his work with the Company. The Company and its subsidiaries have retained Mayer, Brown & Platt for services during 1999. Mr. Ranney resigned as President of the Company at the time of the RT Merger but continues to serve as its Secretary and General Counsel.

  In February 1999, the Company made charitable contributions to the Chicago Community Foundation Donor Advised Fund in the names of Messrs. Darnall and Ranney in the amounts of $2,000,000 and $400,000, respectively, to honor their services to the Company.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders which are intended to be included in the Company's proxy statement for the 2000 Annual Meeting pursuant to SEC Rule 14a-8 must be received by the Company no later than November 18, 1999, and must otherwise comply with that rule to be included in the Company's proxy materials for that meeting.

  A stockholder that intends to present business at the 2000 Annual Meeting other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 90 days and not more than 105 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. Therefore, because the Company anticipates mailing its proxy statement on March 17, 1999, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than December 3, 1999, and no later than December 18, 1999.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of the Annual Meeting. However, if any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,

                                          George A. Ranney, Jr.
                                          Secretary

March 17, 1999
Chicago, Illinois



-------------------------------------------------------------------------------

  Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

                                                                      EXHIBIT A

                    RYERSON TULL 1999 INCENTIVE STOCK PLAN

1.Purpose.

  The purpose of the Ryerson Tull 1999 Incentive Stock Plan (the "Plan") is to attract and retain outstanding individuals as officers and key employees of Ryerson Tull, Inc. (the "Company") and its subsidiaries, and to furnish incentives to such individuals through rewards based upon the ownership and performance of the Common Stock (as defined in Section 3). To this end, the Committee hereinafter designated and, in certain circumstances, the Chairman of the Board of the Company (the "Chairman") or the President of the Company, may grant stock options, stock appreciation rights, restricted stock awards, and performance awards, or combinations thereof, to officers and other key employees of the Company and its subsidiaries, on the terms and subject to the conditions set forth in this Plan. As used in the Plan, the term "RT" shall mean, collectively, the Company and its affiliates, and the term "subsidiary" shall mean (a) any corporation of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of capital stock entitled to vote for the election of directors or (b) any partnership, joint venture, or other business entity in respect of which the Company, directly or indirectly, has comparable ownership or control.

2.Participants.

  Participants in the Plan shall consist of: (a) such officers and other key employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time to receive stock options, stock appreciation rights, restricted stock awards or performance awards, either singly or in combination, as the Committee may determine in its sole discretion; and (b) if the Committee authorizes the Chairman or the President to make grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Exchange Act as the Chairman or the President shall determine in his or her sole discretion after consultation with the Vice President-Human Resources of the Company. Any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries shall not be eligible to receive stock options, stock appreciation rights, restricted stock awards or performance awards under the Plan.

3.Shares Reserved under the Plan.

  Subject to adjustment pursuant to the provisions of Section 11 of the Plan, the maximum number of shares of Common Stock, $1.00 par value per share, of the Company ("Common Stock") which may be issued pursuant to grants or awards made under the Plan shall not exceed the sum of (1) 1,000,000 and (2) the total number of shares available for issuance under the Inland 1992 Incentive Stock Plan and the Inland 1995 Incentive Stock Plan (collectively, the "Prior Plans") as of the effective date of the Plan. No more than 335,000 shares of Common Stock shall be issued pursuant to restricted stock awards and performance awards under the Plan.

  The following restrictions shall apply to all grants and awards under the Plan other than grants and awards which, by their terms, are not intended to comply with the "Performance-Based Exception" (defined below in this Section
3):

  a. the maximum aggregate number of shares of Common Stock that may be granted or awarded under the Plan to any participant under the Plan during any three year period shall be 700,000; and

  b. the maximum aggregate cash payout with respect to grants or awards under the Plan in any fiscal year of the Company to any Named Executive Officer (defined below in this Section 3) shall be $1,000,000.

  For purposes of the Plan, "Named Executive Officer" shall mean a participant who is one of the group of "covered employees" as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") or any successor statute, and "Performance-Based Exception" shall mean the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

  Except to the extent otherwise determined by the Committee, any shares of Common Stock subject to grants or awards under the Plan that terminate by expiration, cancellation or otherwise without the issuance of such shares (including shares underlying a stock appreciation right exercised for stock, to the extent that such underlying shares are not issued), that are settled in cash (to the extent so settled), or, in the case of restricted stock awards, that terminate without vesting, shall become available for future grants and awards under the Plan. Shares of Common Stock to be issued pursuant to grants or awards under the Plan may be authorized and unissued shares of Common Stock, treasury Common Stock, or any combination thereof.

4.Administration of the Plan.

  The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which shall consist of two or more persons who constitute "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Treas. Reg. (S) 1.162-27(e)(3). Subject to the provisions of the Plan, the Committee shall have authority: (a) to determine which employees of the Company and its subsidiaries shall be eligible for participation in the Plan; (b) to select employees to receive grants under the Plan; (c) to determine the form of grant, whether as a stock option, stock appreciation right, restricted stock award, performance award or a combination thereof, the number of shares of Common Stock or units subject to the grant, the time and conditions of exercise or vesting, the fair market value of the Common Stock for purposes of the Plan, and all other terms and conditions of any grant and to amend such awards or accelerate the time of exercise or vesting thereof; and (d) to prescribe the form of agreement, certificate or other instrument evidencing the grant. Notwithstanding the foregoing, the Committee, subject to the terms and conditions of the Plan, may delegate to the Chairman or the President of the Company, if such individual is then serving as a member of the Board, the authority to act as a subcommittee of the Committee for purposes of making grants or awards of stock options, stock appreciation rights, restricted stock or performance awards, not to exceed such number of shares as the Committee shall designate annually, to such employees of the Company and its subsidiaries who are not subject to section 16(a) of the Exchange Act as the Chairman or the President shall determine in his or her sole discretion after consultation with the Vice President-Human Resources of the Company, and the Chairman or the President, as applicable, shall have the authority and duties of the Committee with respect to such grants. The Committee shall also have authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.Effective Date of Plan.

  The Plan shall be effective upon approval by the stockholder(s) of the Company.

6.Stock Options.

  a. Grants. Subject to the terms of the Plan, options to purchase shares of Common Stock, including "incentive stock options" within the meaning of
     Section 422 of the Code, may be granted from time to time to such officers and other key employees of the Company and its subsidiaries as may be selected by the Committee. Each grant of an option under the Plan may designate whether the option is intended to be an incentive stock option or a "nonqualified" stock option. Any option not so designated shall be deemed to be a "nonqualified" stock option.

  b. Terms of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee in its sole discretion, provided that no option shall be exercisable more than ten years after the date of grant. The per share option price shall not be less than the greater of par value or 100% of the fair market value of a share of Common Stock on the date the option is granted. Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value equal to the option price which have been owned by the Participant for at least 6 months prior thereto, or in a combination thereof. The Committee may also allow the cashless exercise of options by holders thereof, as permitted under regulations promulgated by the Board of Governors of the Federal Reserve System, subject to any applicable restrictions necessary to comply with rules adopted by the Securities and Exchange Commission, and the exercise of options by holders thereof by any other means that the Committee determines to be consistent with the Plan's purpose and applicable law, including loans, with or without interest, made by the Company to the holder thereof.

  c. Restrictions Relating to Incentive Stock Options. To the extent required by the Code, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan or any other plan of the Company or any of its subsidiaries) shall not exceed $100,000.

  d. Termination of Employment. If an optionee ceases to be employed by the Company or any of its affiliates by reason of (i) death, (ii) physical or mental incapacity, (iii) retirement on or after the normal retirement date provided for in and pursuant to any pension plan of the Company or any affiliate of the Company in effect at the time of such retirement, or (iv) early retirement (with the consent of the Committee) provided for in and pursuant to any such pension plan, any option held by such optionee may be exercised, with respect to all or any part of the Common Stock as to which such option was not theretofore exercised (whether or not such option was otherwise then exercisable), for such period from and after the date of such cessation of employment (not extending, however, beyond the date of expiration of such option) as the Committee may determine at the time of the grant or at any time thereafter. If an optionee ceases to be employed by the Company and any of its affiliates for any reason other than a reason set forth in the immediately preceding sentence, any option granted to such optionee may be exercised for a period ending on the 30th day following the date of such cessation of employment or the date of expiration of such option, whichever first occurs, but only with respect to that number of shares of Common Stock for which such option was exercisable immediately prior to the date of cessation of employment, except as otherwise determined by the Committee at the time of grant or any time thereafter.

  e. Additional Terms and Conditions. The agreement or instrument evidencing the grant of a stock option may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

7.Stock Appreciation Rights.

  a. Grants. Subject to the terms of the Plan, rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of such Common Stock from the date of the grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of such related stock option to the date of exercise, may be granted from time to time to such officers and other key employees of the Company and its affiliates as may be selected by the Committee.

  b. Terms of Grant. Such rights may be granted in tandem with or by reference to a related stock option, in which event the grantee may elect to exercise either the stock option or the right, but not both, as to the shares subject to the stock option and the right, or the right may be granted independently of a stock option. Rights granted in tandem with or by reference to a related stock option shall, except as provided at the time of grant, be exercisable to the extent, and only to the extent, that the related option is exercisable. Rights granted independently of a stock option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee, provided that no right shall be exercisable more than ten years after the date of grant. Further, in the event that any employee to whom rights are granted independently of a stock option ceases to be an employee of the Company and its affiliates, such rights shall be exercisable only to the extent and upon the conditions that stock options are exercisable in accordance with the provisions of paragraph
     (d) of Section 6 of the Plan. The Committee may at the time of the grant or at any time thereafter impose such additional terms and conditions on the exercise of stock appreciation rights as it deems necessary or desirable for any reason, including for compliance with Section 16(a) or
     Section 16(b) of the Exchange Act and the rules and regulations thereunder.

  c. Payment on Exercise. Upon exercise of a stock appreciation right, the holder shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in such combination thereof, as may be provided in the grant of such right (which may permit the holder to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right, provided, in any event, that the holder shall be paid cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

  d. Additional Terms and Conditions. The agreement or instrument evidencing the grant of stock appreciation rights may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

8.Restricted Stock Awards.

  Subject to the terms of the Plan, restricted stock awards consisting of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its affiliates as may be selected by the Committee, provided that any such employee (except an employee whose terms of employment include the granting of a restricted stock award) shall have been employed by the Company or any of its affiliates for at least six months. Such awards shall be contingent on the employee's continuing employment with the Company or its affiliates for a period to be specified in the award (which shall not be more than ten years from the date of award) and shall be subject to such additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, requirements relating to satisfaction of performance measures and restrictions on the sale or other disposition of such shares during the restriction period. Except as otherwise determined by the Committee at the time of the award, the holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.

9.Performance Awards

  a. Awards. Performance awards consisting of (i) shares of Common Stock,
     (ii) monetary units or (iii) units which are expressed in terms of shares of Common Stock may be made from time to time to such officers and other key employees of the Company and its affiliates as may be selected by the Committee. Subject to the provisions of Section 12 below, such awards shall be contingent on the achievement over a period of not more than ten years of such corporate, division, subsidiary, group or other measures and goals as shall be established by the Committee. Subject to the provisions of Sections 10 and 12 below, such measures and goals may be revised by the Committee at any time and/or from time to time during the performance period. Except as may otherwise be determined by the Committee at the time of the award or at any time thereafter, a performance award shall terminate if the grantee of the award does not remain continuously in the employ of the Company or its affiliates at all times during the applicable performance period.

  b. Rights with Respect to Shares and Share Units. If a performance award consists of shares of Common Stock or units which are expressed in terms of shares of such Common Stock, amounts equal to dividends otherwise payable on a like number of shares may, if the award so provides, be converted into additional such shares (to the extent that shares are then available for issuance under the Plan) or credited as additional units and paid to the participant if and when, and to the extent that, payment is made pursuant to such award.

  c. Payment. Payment of a performance award following the end of the performance period, if such award consists of monetary units or units expressed in terms of shares of Common Stock, may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any payment made in Common Stock shall be based on the fair market value of such stock on the payment date.

10.Performance Measures Applicable to Awards to Named Executive Officers

  Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this Section 10, the attainment of which may determine the degree of payout or vesting with respect to awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such awards shall be chosen from among the following alternatives: safety (including, but not limited to, total injury frequency, lost workday rates or cases, medical treatment cases and fatalities); quality control (including, but not limited to, critical product characteristics and defects); cost control (including, but not limited to, cost as a percentage of sales); capital structure (including, but not limited to, debt and equity levels, debt-to-equity ratios, and debt-to-total-capitalization ratios); inventory turnover; customer performance or satisfaction; revenue measures (including, but not limited to gross revenues and revenue growth); net income; conformity to cash flow plans; return measures (including, but not limited to, return on investment assets or capital); operating profit to operating assets; share price measures (including, but not limited to, fair market value of shares, growth measures, and total shareholder return); working capital measures; operating earnings (before or after taxes); economic value added, cash value added; and cash flow return on investment.

  The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by Named Executive Officers may not be adjusted in a manner that increases such award. The Committee shall retain the discretion to adjust such awards in a manner that does not increase such awards. Furthermore, the Committee shall not make any adjustment to awards under the Plan issued to or held by Named Executive Officers that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such award under the Performance-Based Exception.

  In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to awards to Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant awards under the Plan to Named Executive Officers that may not qualify for the Performance-Based Exception, the Committee may make such grants upon any performance measures it deems appropriate with the understanding that they may not satisfy the requirements of Section 162(m) of the Code.

11.Adjustments for Changes in Capitalization, Etc.

  Subject to the provisions of Section 12 herein, in the event of any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or a corporate transaction, such as a merger, consolidation, or separation, including a spin-off, or other distribution of stock or property of the Company or its affiliates (other than normal cash dividends), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company or its affiliates, such adjustment shall be made in the number and class of shares which may be delivered under Section 3 (including the number of shares referred to in the last sentence of the first paragraph of Section 3 and in subparagraph (a) of the second paragraph of Section 3), and in the number and class of and/or price of shares subject to outstanding grants or awards under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares subject to any grants or awards under the Plan shall always be a whole number.

12.Effect of Change in Control.

  a. Acceleration of Benefits. Subject to the following sentence and the terms of any agreement evidencing the terms of any award under the Plan, in the event of a "Change in Control" as defined in paragraph (b) of this Section 12, (i) the value of all outstanding stock options, stock appreciation rights and restricted stock awards (whether or not then fully exercisable or vested) shall be cashed out on the basis of the "Change in Control Price" (as defined in paragraph (c) of this Section
     12) as of the date the Change in Control occurs, provided, however, that the Committee may provide for the immediate vesting instead of the cashing out of restricted stock awards in such circumstances as it deems appropriate; and (ii) all outstanding performance awards shall be cashed out in such manner and in such amount or amounts as determined by the Committee in its sole discretion.

  b. Change in Control. For purposes of this Section 12, a Change in Control means the happening of any of the following:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (w) RT, (x) a trustee or other fiduciary holding securities under an employee benefit plan of RT,
        (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company's then outstanding securities;

    (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (iii) or (iv) of this paragraph (b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof;

    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of RT, at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  A Change in Control shall also be deemed to occur with respect to any Participant for purposes of the Plan if there occurs:

  (1) a sale or disposition, directly or indirectly, other than to a person described in subclause (w), (x) or (z) of clause (i) next above, of securities of the Participant's employer, any direct or indirect parent company of the Participant's employer or any company that is a subsidiary of the Participant's employer and is also a significant subsidiary (as defined below) of the Company (the Participant's employer and such a parent or subsidiary being a "Related Company"), representing 50% or more of the combined voting power of the securities of such Related Company then outstanding;

  (2) a merger or consolidation of a Related Company with any other corporation, other than a merger or consolidation which would result in 50% or more of the combined voting power of the surviving company being beneficially owned by a majority owned direct or indirect subsidiary of the Company; or

  (3) the sale or disposition of all or substantially all the assets of a Related Company to a person other than a majority owned direct or indirect subsidiary of the Company.

  Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to a Participant for purposes of the Plan if (I) such transaction includes or involves a sale to the public or a distribution to the stockholders of the Company of more than 50% of the voting securities of the Participant's employer or a direct or indirect parent of the Participant's employer, and (II) the Participant's employer or a direct or indirect parent of the Participant's employer agrees to become a successor to the Company under an individual agreement between the Company and the Participant or the Participant is covered by an agreement providing for benefits upon a change in control of his or her employer following an event described clauses (1), (2) or (3) next above. Notwithstanding any other provision of this Agreement, a merger or consolidation of the Company with and into Inland Steel Industries, Inc. ("ISI") (or any subsidiary of ISI) (regardless of whether or not the Company or ISI is the surviving entity) shall not be considered a change in control of the Company for purposes of the Plan. For purposes of the Plan, the term "significant subsidiary" has the meaning given to such term under Rule 405 of the Security Act of 1933, as amended.

  c. Change in Control Price. For purposes of this Section 12, Change in Control Price means:

    (i) with respect to a Change in Control by reason of a merger or consolidation of the Company described in paragraph (b)(iii) of this Section 12 in which the consideration per share of Common Stock to be paid for the acquisition of shares of Common Stock specified in the agreement of merger or consolidation is all in cash, the highest such consideration per share;

    (ii) with respect to a Change in Control by reason of an acquisition of securities described in paragraph (b)(i) of this Section 12, the highest price per share for any share of the Common Stock paid by any holder of any of the securities representing 40% or more of the combined voting power of the Company giving rise to the Change in Control; and

    (iii) with respect to a Change in Control by reason of a merger or consolidation of the Company (other than a merger or consolidation described in paragraph (b)(iii) of this Section or a change in the composition of the Board of Directors described in paragraph (b)(ii) of this Section 12, or stockholder approval of an agreement or plan described in paragraph (b)(iv) of this
          Section 12 the highest price per share of Common Stock reported on the Composite Transactions (or, if such shares are not traded on the New York Stock Exchange, such other principal market on which such shares are traded) during the sixty-day period ending on the date the Change in Control occurs, except that, in the case of incentive stock options and stock appreciation rights relating to incentive stock options, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an incentive stock option.

13.Amendment and Termination of Plan.

  The Plan may be amended or terminated by the Board at any time and in any respect, provided that, without the approval of the Company's stockholders, no such amendment (other than pursuant to Section 11 of the Plan) shall be made for which stockholder approval is necessary to comply with any applicable tax or regulatory requirement, including for these purposes any approval requirement which is a prerequisite for exemptive relief under Section 16(b) of the Exchange Act, and provided that no such amendment or termination shall impair the rights of any participant, without his or her consent, in any award previously granted under the Plan, unless required by law. In the event of termination of the Plan, no further grants may be made under the Plan but termination shall not affect the rights of any participant under, or the authority of the Committee with respect to, any grants or awards made prior to termination.

14.Prior Plans.

  Upon the effectiveness of this Plan, no further grants shall be made under the Prior Plans. The discontinuance of the Prior Plans shall not affect the rights of any participant under, or the authority of the Committee (therein referred to) with respect to, any grants or awards made thereunder prior to such discontinuance.

15.Miscellaneous.

  a. No Right to a Grant. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any employee any right to be selected as a participant or to be granted a stock option, stock appreciation right, restricted stock award or performance award.

  b. Rights as Stockholders. No person shall have any rights as a stockholder of the Company with respect to any shares covered by a stock option, stock appreciation right, or performance award until the date of the issuance of a stock certificate to such person pursuant to such stock option, right or award.

  c. Employment. Nothing contained in this Plan shall be deemed to confer upon any employee any right of continued employment with the Company or any of its affiliates or to limit or diminish in any way the right of the Company or any such affiliate to terminate his or her employment at any time with or without cause.

  d. Taxes. The Company shall be entitled to deduct from any payment under the Plan the amount of any tax required by law to be withheld with respect to such payment or may require any participant to pay such amount to the Company prior to and as a condition of making such payment. In addition, the Committee may, in its discretion and subject to such rules as it may adopt from time to time, permit a participant to elect to have the Company withhold from any payment under the Plan (or to have the Company accept from the participant), for tax withholding purposes, shares of Common Stock, valued at their fair market value, but in no event shall the fair market value of the number of shares so withheld (or accepted) exceed the amount necessary to meet the required Federal, state and local withholding tax rates then in effect that are applicable to the participant and to the particular transaction.

  e. Nontransferability. Except as permitted by the Committee, no stock option, stock appreciation right, restricted stock award or performance award shall be transferable except by will or the laws of descent and distribution, and, during the holder's lifetime, stock options and stock appreciation rights shall be exercisable only by, and shares subject to restricted stock awards and payments pursuant to performance awards shall be delivered or made only to, such holder or such holder's duly appointed legal representative.

                                                                      NOTICE OF
                                                                 ANNUAL MEETING
                                                                OF STOCKHOLDERS
                                                            AND PROXY STATEMENT

                                                -------------------------------
                                                             RYERSON TULL, INC.
                                                                           1999

PROXY                                                                      PROXY
                               Ryerson Tull, Inc.

                         Confidential Voting Directions
                 Solicited on Behalf of the Board of Directors

  As a Participant in the Ryerson Tull Savings Plan or the Inland Steel Company Savings Plan, I hereby direct LaSalle National Bank, as Trustee of the ESOP Trust which forms a part of each of such plans, to vote all shares of common stock of Ryerson Tull, Inc. that are credited to my accounts in the ESOP Trust as of March 9, 1999 at the Annual Meeting of Stockholders of the Company to be held April 28, 1999 and at any adjournment thereof. Unless otherwise specified, all shares allocated to the undersigned's Plan accounts will be voted FOR the election of directors, FOR the election of PricewaterhouseCoopers LLP as auditors, FOR the Ryerson Tull, Inc. 1999 Incentive Stock Plan, and in the discretion of the Trustee or its proxies upon any and all other matters that may properly come before such annual meeting or any adjournment thereof. The Trustee shall vote all shares allocated to participants' Plan accounts for which properly completed confidential voting directions are not received prior to 5:00 p.m., Chicago time, on April 27, 1999 and all unallocated shares held in the ESOP Trust in the same proportion as the shares with respect to which properly completed confidential voting directions have been timely received from participants in the ESOP Trust.


                        (Please complete on other side)

[                                                                              ]

                              RYERSON TULL, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of Directors.
   Jameson A. Baxter, Richard G. Cline, Gary L. Crittenden, James A. Henderson, Gregory P. Josefowicz, Neil S. Novich, Jerry K. Pearlman, Ronald L. Thompson

         --------------------------
         Nominee Exception

                  For All
   For  Withheld  Except
   ( )     ( )      ( )

2. The election of PricewaterhouseCoopers LLP as auditors for the year 1999.

   For  Against  Abstain
   ( )    ( )      ( )

3. Ryerson Tull, Inc. 1999 Incentive Stock Plan.

   For  Against  Abstain
   ( )    ( )      ( )

4. In the discretion of the proxies to vote upon any and all other matters which may properly come before such annual meeting or any adjournment thereof.


     Dated: _____________________________________________________________ , 1999

Signature_______________________________________________________________________

PLEASE DATE, SIGN AND RETURN PROMPTLY.

                       INSTRUCTIONS TO PLAN PARTICIPANTS

  Please date and sign your name (exactly as it appears on the accompanying Confidential Voting Directions) in the space provided and return the Confidential Voting Directions in the enclosed postage-paid envelope to direct LaSalle National Bank, as Trustee of the ESOP Trust, to vote your shares in the Plan.

  All shares of the Company's common stock allocated to your accounts in the Ryerson Tull Savings Plan or Inland Steel Company Savings Plan, as applicable, whether vested or unvested, will be voted by LaSalle National Bank, Chicago, Illinois, as the ESOP Trustee, according to your directions. IF THE CONFIDENTIAL VOTING DIRECTIONS ARE RETURNED SIGNED WITH NO VOTING DIRECTIONS MARKED, YOU WILL BE DEEMED TO HAVE DIRECTED THE ESOP TRUSTEE TO VOTE ALL SHARES ALLOCATED TO YOUR ACCOUNTS IN THE MANNER SPECIFIED IN BOLDFACE TYPE ON THE FRONT OF THE CONFIDENTIAL VOTING DIRECTIONS. THE ESOP TRUSTEE SHALL VOTE ALL SHARES ALLOCATED TO PARTICIPANTS' ACCOUNTS FOR WHICH PROPERLY COMPLETED CONFIDENTIAL VOTING DIRECTIONS ARE NOT RECEIVED PRIOR TO 5:00 P.M., CHICAGO TIME, ON APRIL 27, 1999 AND ALL UNALLOCATED SHARES HELD IN THE ESOP TRUST, IN THE SAME PROPORTION AS THE SHARES WITH RESPECT TO WHICH PROPERLY COMPLETED CONFIDENTIAL VOTING DIRECTIONS HAVE BEEN TIMELY RECEIVED FROM PARTICIPANTS IN THE ESOP TRUST.

  PLEASE DATE, SIGN AND RETURN THE CONFIDENTIAL VOTING DIRECTIONS PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, SO THAT YOUR SHARES WILL BE VOTED IN THE MANNER YOU DESIRE. YOU MAY REVOKE YOUR VOTING DIRECTIONS AT ANY TIME PRIOR TO 5:00 P.M., CHICAGO TIME, ON APRIL 27, 1999.

  If, in addition to being a Participant with an account in the ESOP Trust, you were a stockholder of the Company on March 9, 1999, you will receive a separate Proxy and Proxy Statement from the Company. You are requested to sign, date and return that Proxy in the postage-paid envelope provided. Legal requirements provide for the separate solicitation of Participants with an account in the ESOP Trust who are also stockholders of the Company.

Dear Stockholder:

  Enclosed are your Proxy and Proxy Statement for the 1999 Annual Meeting of Stockholders of Ryerson Tull, Inc. Voting with respect to any common stock held by you of record in certificate form, any common stock credited to your account under the Shareholder Investment Service, and any Series A $2.40 Cumulative Convertible Preferred Stock held by you of record is consolidated on the enclosed Proxy.

  If, in addition to being a stockholder of the Company on March 9, 1999, you are a participant with accounts in the ESOP Trust, you also will receive Confidential Voting Directions and Instructions to Plan Participants from the Company asking you to sign, date and return the Confidential Voting Directions in the postage-paid envelope provided with such Directions.

  PLEASE VOTE BY SIGNING, DATING AND RETURNING YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU DECIDE TO ATTEND THE MEETING, TO ENSURE THAT YOUR VOTE IS REPRESENTED.

PROXY                                                                      PROXY
                               Ryerson Tull, Inc.

              Proxy Solicited on Behalf of The Board of Directors

  The undersigned hereby appoints Neil S. Novich, Jay M. Gratz and George A. Ranney, Jr., and each of them, as attorneys and proxies (with full power of substitution in each) to vote all common stock of the Company that the undersigned is entitled to vote (including any common stock credited to the account of the undersigned under the Company's Shareholder Investment Service) and all Series A $2.40 Cumulative Convertible Preferred Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held April 28, 1999 and at any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR the election of directors, FOR the election of PricewaterhouseCoopers LLP as auditors, FOR the Ryerson Tull, Inc. 1999 Incentive Stock Plan, and in the discretion of the proxies on any and all other matters that may properly come before such Annual Meeting or any adjournment thereof.


                        (Please complete on other side)

[                                                                              ]

                              RYERSON TULL, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. (0)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of Directors.
   Jameson A. Baxter, Richard G. Cline, Gary L. Crittenden, James A. Henderson, Gregory P. Josefowicz, Neil S. Novich, Jerry K. Pearlman,
   Ronald L. Thompson

         --------------------------
         Nominee Exception

                  For All
   For  Withheld  Except
   ( )     ( )      ( )

2. The election of PricewaterhouseCoopers LLP as auditors for the year 1999.

   For  Against  Abstain
   ( )    ( )      ( )

3. Ryerson Tull, Inc. 1999 Incentive Stock Plan.

   For  Against  Abstain
   ( )    ( )      ( )

4. In the discretion of the proxies to vote upon any and all other matters which may properly come before such annual meeting or any adjournment there-of.

   For  Against  Abstain
   ( )    ( )      ( )


     Dated: _____________________________________________________________ , 1999

Signature(s)____________________________________________________________________

--------------------------------------------------------------------------------
PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. DATE AND RETURN PROMPTLY.